Filed Pursuant to Rule 424(b)(5)
A filing fee of $15,720, calculated in accordance with
Rule 457(r), has been transmitted to the SEC in
connection with the securities offered from the
registration statement (File No. 333-154976)
by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To prospectus dated November 4, 2008)

$400,000,000

Level 3 Communications, Inc.

15% Convertible Senior Notes due 2013

        Interest on the notes will accrue from the date of original issuance at a rate of 15% per year and will be payable on January 15 and July 15 of each year, beginning on January 15, 2009. The notes will mature on January 15, 2013. The notes will be our unsecured and unsubordinated obligations and will rank equally with all our existing and future unsecured and unsubordinated indebtedness.

        The notes will be convertible by holders into shares of our common stock at an initial conversion price of $1.80 per share (which is equivalent to a conversion rate of 555.5556 shares of common stock per $1,000 principal amount of the notes), subject to adjustment upon certain events, at any time before the close of business on January 15, 2013. If at any time following the date of original issuance of the notes and prior to the close of business on January 15, 2013 the closing per share sale price of our common stock exceeds 222.2% of the conversion price then in effect for at least 20 trading days within any 30 consecutive trading day period, the notes will automatically convert into shares of our common stock, plus accrued and unpaid interest (if any) to, but excluding the automatic conversion date, which date will be designated by us following such automatic conversion event.

        Holders may require us to repurchase all or any part of their notes upon the occurrence of a designated event at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date, if any. In addition, if a holder elects to convert its notes in connection with certain changes in control, we will pay, to the extent described in this prospectus supplement, a make-whole premium by increasing the number of shares deliverable upon conversion of such notes.

        The notes will not be listed on any securities exchange. Our common stock is quoted on the Nasdaq Global Select Market under the symbol "LVLT." The last reported sale price of the common stock on November 14, 2008 was $0.87 per share.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement.

	Per Note	Total(1)

Public offering price	100%	$400,000,000

(1)
If we do not accept for purchase any of our 6% Convertible Subordinated Notes due 2009 pursuant to the terms of the tender offer for those notes described in this prospectus supplement under "Summary—Recent Developments," the obligation of one group of affiliated investors to purchase notes in this offering will be reduced and thus the aggregate principal amount of notes offered and the total public offering price would be $373,800,000.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The notes will be ready for delivery in book-entry form only through The Depository Trust Company as soon as practicable following the satisfaction or waiver of the conditions precedent set forth in that certain securities purchase agreement, dated as of the date of this prospectus supplement, by and among us and the investors named therein, with regard to the notes as described herein.

The date of this prospectus supplement is November 17, 2008.

        References in this prospectus supplement to the "Company", "we", "us", "our", or "Level 3" refer to Level 3 Communications, Inc., a Delaware corporation, and its subsidiaries, except as expressly stated otherwise or unless the context requires otherwise.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of this prospectus supplement.

i

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This is not intended to be a complete description of the matters covered in this prospectus supplement and the accompanying prospectus and is subject to, and qualified in its entirety by reference, to the more detailed information and financial statements (including the notes thereto) included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

        See "Risk Factors" for factors that you should consider before investing in the notes and "Information Regarding Forward Looking Statements" for information relating to statements contained in this prospectus supplement that are not historical facts.

The Company

        We, through our operating subsidiaries, engage primarily in the communications business.

        We are a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide services) of a broad range of integrated communications services. We have created our communications network, generally by constructing our own assets, but also through a combination of purchasing and leasing other companies' assets and facilities. Our network is an advanced, international, facilities based communications network. We have designed our network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

* * *

        Our principal executive offices are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at http://www.level3.com. The information on our website is not part of this prospectus supplement.

Recent Developments

Debt Exchange Transactions

        On October 8, 2008, we entered into an exchange agreement with an institutional holder of certain of our 2.875% Convertible Senior Notes due 2010 (the "2010 Senior Notes"), 10% Convertible Senior Notes due 2011 (the "2011 10% Notes"), 5.25% Convertible Senior Notes due 2011 (the "2011 5.25% Notes") and 3.5% Convertible Senior Notes due 2012 (the "2012 Notes"). Pursuant to such exchange agreement, we issued an aggregate of 31,719,644 shares of our common stock in exchange for $4,209,000 aggregate principal amount of our 2010 Senior Notes, $47,200,000 aggregate principal amount of our 2011 10% Notes, $15,195,000 aggregate principal amount of our 2011 5.25% Notes and $9,025,000 aggregate principal amount of our 2012 Notes. We also paid aggregate accrued and unpaid interest of $2,468,976 on such exchanged notes from the applicable last interest payment date to, but not including, the closing date of that note exchange transaction.

        On October 13, 2008, we entered into two exchange agreements with institutional holders of our 6% Convertible Subordinated Notes due 2009 (the "2009 Notes"). Pursuant to such exchange agreements, we issued an aggregate of 10,125,283 shares of our common stock in exchange for an aggregate of $17,572,000 aggregate principal amount of our 2009 Notes. We also paid aggregate accrued and unpaid interest of $84,931 on the 2009 Notes from the last interest payment date to, but not including, the closing date of those note exchange transactions.

        On October 14, 2008, we entered into three exchange agreements with affiliated institutional holders of our 2010 Senior Notes. Pursuant to these exchange agreements, we issued an aggregate of 5,776,398 shares of our common stock in exchange for an aggregate of $15,000,000 aggregate principal amount of our 2010 Senior Notes. We also paid aggregate accrued and unpaid interest of $110,208 on the 2010 Senior Notes from the last interest payment date to, but not including, the closing date of those note exchange transactions.

Tender Offers

        On November 17, 2008, we commenced three separate offers (each, an "Offer" and collectively, the "Tender Offers") to purchase for cash any and all of our (i) 2010 Senior Notes at a price of $620.00 per $1,000 principal amount, (ii) 6% Convertible Subordinated Notes due 2010 (the "2010 Subordinated Notes" and, together with the 2010 Senior Notes and the 2009 Notes, the "Tender Offer Notes") at a price of $700.00 per $1,000 principal amount and (iii) 2009 Notes at a price of $920.00 per $1,000 principal amount, subject to the terms and conditions set forth in that certain Offer to Purchase, dated as of November 17, 2008 (as it may be amended, supplemented or modified, the "Offer to Purchase"). Each Offer will expire at 12:00 midnight New York Time on December 15, 2008, unless extended with regard to that Offer (as the same may be extended with respect to that Offer, the "Expiration Date").

        Assuming the conditions of each Offer are satisfied and 100% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer, the aggregate purchase price for all of the Tender Offer Notes will be $837,705,820. Assuming 50% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer, the aggregate purchase price for such Tender Offer Notes will be $418,852,910. The net proceeds of this offering and cash on hand will be used to fund purchases of the Tender Offer Notes pursuant to the Tender Offers.

        Our obligation to accept for payment, and to pay for, any notes validly tendered pursuant to each Offer is subject to, among other things, (i) there being validly tendered and not validly withdrawn on or prior to the Expiration Date at least $177,270,500 aggregate principal amount of 2010 Senior Notes, at least $240,833,000 aggregate principal amount of 2010 Subordinated Notes and at least $152,567,500 aggregate principal amount of 2009 Notes, (ii) the satisfaction of the general conditions described in the Offer to Purchase and (iii) the sale of at least an aggregate principal amount of $373 million of the notes being offered hereby. In addition, (a) the offer to purchase our 2009 Notes is conditioned on the acceptance for payment of our 2010 Senior Notes and our 2010 Subordinated Notes pursuant to the terms of such other Offers, (b) the offer to purchase our 2010 Subordinated Notes is conditioned on the acceptance for payment of our 2010 Senior Notes pursuant to the terms of such other Offer and (c) the offer to purchase our 2010 Senior Notes is conditioned on the acceptance for payment of our 2010 Subordinated Notes pursuant to the terms of such other Offer.

        In connection with the commencement of the Tender Offers, we are filing a Schedule TO and the Offer to Purchase with the SEC. See "Where You Can Find More Information." The foregoing description of the Tender Offers is not complete, and is qualified in its entirety by reference to the text of the Schedule TO and the Offer to Purchase.

The Offering

Issuer	Level 3 Communications, Inc.
Notes Offered
$400,000,000 aggregate principal amount of 15% convertible senior notes due January 15, 2013. If we do not accept for purchase any of our 6% Convertible Subordinated Notes due 2009 pursuant to the terms of the Offer for those notes described in this prospectus supplement under "Summary—Recent Developments," the obligation of one group of affiliated investors to purchase notes in this offering will be reduced and thus the aggregate principal amount of notes offered would be $373,800,000.
Price	100% of principal amount, plus accrued interest from the date of original issuance of the notes if settlement occurs after that date.
Maturity	January 15, 2013.
Interest	15% per year on the principal amount, payable semi-annually on January 15 and July 15, beginning on January 15, 2009.
Ranking
The notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment to all of our other existing and future unsubordinated indebtedness. The notes will be effectively junior to all of our existing and future secured debt as to the assets securing such debt and will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

As of September 30, 2008, after giving pro forma effect to (i) this offering (assuming that $400 million aggregate principal amount of notes is sold in this offering), (ii) the exchange of $108,201,000 aggregate principal amount of our indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the purchase of $1,141,342,000 aggregate principal amount of our indebtedness pursuant to the Tender Offers described in "Summary—Recent Developments," assuming 100% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer, for an aggregate purchase price of $837,705,820 with the net proceeds of this offering and cash on hand:
•
Level 3 Communications, Inc. would have had an aggregate of approximately $5.801 billion of indebtedness, excluding intercompany liabilities, of which approximately $1.4 billion constituted secured indebtedness consisting of its guarantee of its wholly-owned subsidiary's senior secured credit facility, approximately $2.809 billion consisted of its guarantee of its wholly-owned subsidiary's senior unsecured debt and none of which constituted subordinated indebtedness; and

• Level 3 Communications, Inc.'s subsidiaries would have had an aggregate of approximately $5.509 billion of outstanding indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities.

As of September 30, 2008, after giving pro forma effect to (i) this offering (assuming that $400 million aggregate principal amount of notes is sold in this offering), (ii) the exchange of $108,201,000 aggregate principal amount of our indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the purchase of $570,671,000 aggregate principal amount of our indebtedness pursuant to the Tender Offers described in "Summary—Recent Developments," assuming 50% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer, for an aggregate purchase price of $418,852,910 with the net proceeds of this offering and cash on hand:
•
Level 3 Communications, Inc. would have had an aggregate of approximately $6.371 billion of indebtedness, excluding intercompany liabilities, of which approximately $1.4 billion constituted secured indebtedness consisting of its guarantee of its wholly-owned subsidiary's senior secured credit facility, approximately $2.809 billion consisted of its guarantee of its wholly-owned subsidiary's senior unsecured debt and approximately $393 million constituted subordinated indebtedness; and
•
Level 3 Communications, Inc.'s subsidiaries would have had an aggregate of approximately $5.509 billion of outstanding indebtedness and other balance sheet liabilities (excluding deferred revenue), excluding intercompany liabilities.
The indenture governing the notes will not contain any restrictions on the incurrence of indebtedness other than as described in "Description of the Notes—Limitation on Liens."
Conversion Rights
Holders may surrender notes for conversion at any time on or before the maturity date. For each $1,000 principal amount of notes surrendered for conversion holders will receive 555.5556 shares of our common stock. We refer to this as the conversion rate.

As a condition to conversion of the notes at the option of a holder, such holder must deliver to us a certificate representing that either such holder has obtained clearance from the applicable governmental authorities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or that such holder qualifies for an exemption under the HSR Act.

The conversion rate may be adjusted for certain reasons, but will not be adjusted for accrued interest, if any. Upon conversion, a holder will not receive any cash payment representing accrued interest, subject to certain exceptions, including the automatic conversion of notes as described below. Instead, accrued interest will be deemed paid by the shares of common stock received by the holder on conversion.

If at any time following the date of original issuance of the notes and prior to the close of business on January 15, 2013 the closing per share sale price of our common stock exceeds 222.2% of the conversion price then in effect for at least 20 trading days within any 30 consecutive trading day period, the notes will automatically convert into shares of our common stock, plus accrued and unpaid interest (if any) to, but excluding the automatic conversion date, which date will be designated by us following such automatic conversion event. See "Description of the Notes—Conversion Rights."
Sinking fund	None.
Repurchase at Option of Holders upon a Designated Event
Upon the occurrence of a designated event (a change of control or a termination of trading as defined herein), holders of the notes will have the right, subject to certain exceptions and conditions, to require us to repurchase all or any part of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon (if any) to, but excluding, the designated event purchase date.
See "Risk Factors—If we experience a change of control or termination of trading, we may be unable to purchase the notes you hold as required under the indenture relating to the notes."
Make Whole Premium upon Change of Control
If certain changes in control as described below under "Description of the Notes—Make Whole Premium upon Change of Control" occur, we will pay, to the extent described in this prospectus supplement, a make whole premium on notes converted in connection with the transaction constituting the change in control by increasing the conversion rate applicable to such notes.

The amount of the increase in the applicable conversion rate, if any, will be based on the date on which the change in control becomes effective and the price paid per share of our common stock in the transaction constituting the change in control. A description of how the increase in the applicable conversion rate will be determined and a table showing the increase that would apply at various common stock prices and effective dates of a change in control are set forth under "Description of the Notes—Make Whole Premium upon Change of Control."
Resale Registration Rights
We have agreed with two investors to use our reasonable best efforts to file, within 20 days after the issuance of the notes, at our expense, a shelf registration statement with respect to the resale by such investors of the notes, the common stock issuable upon conversion of the notes and other of our securities beneficially owned by such investors.
Use of Proceeds
We estimate that the net proceeds from the offering will be approximately $399 million. In the event that we do not purchase any of the 2009 Notes pursuant to the Offer for such Tender Offer Notes, the obligation of one group of affiliated investors to purchase notes in this offering will be reduced and in that case we estimate that the net proceeds from this offering will be approximately $372.8 million. We intend to use the net proceeds from this offering and cash on hand to fund our pending offers to purchase selected series of our debt securities maturing in 2009 and 2010 pursuant to the Tender Offers described under "Summary—Recent Developments." The remaining net proceeds, if any, will be used to potentially repurchase, redeem or refinance existing indebtedness from time to time, for acquisitions, to enhance liquidity and for general corporate purposes, including working capital and capital expenditures. See "Use of Proceeds."
DTC Eligibility
The notes will be issued in fully registered book-entry form and will be represented by one or more permanent global notes without coupons. The global notes will be deposited with the trustee, as a custodian for DTC, and will be registered in the name of Cede & Co., DTC's nominee. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, and a holder's interest in any global note may not be exchanged for certificated notes, except in limited circumstances described herein. See "Description of the Notes—Global Notes; Book-Entry; Form."
Trading
We do not intend to list the notes on any national securities exchange. The notes will be new securities for which we do not expect a public market. See "Risk Factors—We do not expect a public market to develop for the notes, which could limit their market price or your ability to sell them."

Our common stock is traded on the Nasdaq Global Select Market under the symbol "LVLT."
Risk Factors
Investing in the notes involves risks. See "Risk Factors" and other information in this prospectus supplement and the accompanying prospectus for a discussion of factors a holder should consider carefully before deciding to invest in the notes.
Closing
The closing of this offering is conditioned upon our accepting for payment at least $177,270,500 aggregate principal amount of our 2010 Senior Notes and $240,833,000 aggregate principal amount of our 2010 Subordinated Notes in the Tender Offers for such notes. The securities purchase agreement into which investors are entering on the date of this prospectus supplement contains other customary closing conditions.

In addition, if we do not accept for purchase any of our 6% Convertible Subordinated Notes due 2009 pursuant to the terms of the Offer for those notes described in this prospectus supplement under "Summary—Recent Developments," the obligation of one group of affiliated investors to purchase notes in this offering will be reduced and the aggregate principal amount of notes offered would be $373,800,000. Furthermore, if the offering of the notes has not been consummated on or prior to January 31, 2009 (other than as a result of a breach of the purchase agreement for the sale of the notes by the investors), we must pay to the those investors who have agreed to deposit the purchase price for their notes into escrow a termination fee equal to $2,000,000 in the aggregate.
Escrow of Purchase Price
Certain investors who are agreeing to purchase $360,124,000 aggregate principal amount of the notes will deposit the purchase price thereof into escrow on December 8, 2008 or such later date as determined by us. The purchase price for these notes will be released to us from escrow upon the closing of this offering, and if the closing of this offering has not occurred on or prior to January 31, 2009, such deposited amount will be released back to such investors.

RISK FACTORS

        Before you invest in the notes, you should carefully consider the following risks. The risks described below are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The value of the notes could decline due to any of these risks, and you may lose all or part of your investment.

        This prospectus supplement, the accompanying prospectus and the information included or incorporated by reference also contain forward looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the information included or incorporated by reference.

Risks Related to our Business

         Current uncertainty in the global financial markets and the global economy may negatively affect our financial results.

        Current uncertainty in the global financial markets and economy may negatively affect our financial results. Our customers may defer purchases of our services in response to tighter credit and negative financial news or reduce their demand for our services. If customers defer purchases of our services or demand for our services is reduced as a result of economic conditions, our revenue and cash flows could be negatively affected.

         Recent disruptions in the financial markets could affect our ability to obtain debt or equity financing or to refinance our existing indebtedness on reasonable terms (or at all), and have other adverse effects on us.

        Widely-documented commercial credit market disruptions have resulted in a tightening of credit markets worldwide. Liquidity in the global credit markets have been severely contracted by these market disruptions, making it costly to obtain new lines of credit or to refinance existing debt, when debt financing is available at all. The effects of these disruptions are widespread and difficult to quantify, and it is impossible to predict when the global credit markets will improve or when the credit contraction will stop. As a result of the ongoing credit market turmoil, we may not be able to obtain debt or equity financing or to refinance our existing indebtedness on favorable terms (or at all), which could affect our strategic operations and our financial performance and force modifications to our operations.

  Communications Group

Our financial condition and growth depends upon the successful integration of our acquired businesses. We may not be able to efficiently and effectively integrate acquired operations, and thus may not fully realize the anticipated benefits from such acquisitions.

        Achieving the anticipated benefits of the acquisitions that we have completed starting in December 2005 will depend in part upon whether we can integrate our businesses in an efficient and effective manner.

        Since December 2005, we have acquired, in chronological order, WilTel Communications Group, LLC, Progress Telecom, LLC, ICG Communications, Inc., TelCove, Inc., Looking Glass Networks Holding Co., Inc., Broadwing Corporation, the CDN services business of SAVVIS, and Servecast Limited. In the future we may acquire additional businesses in accordance with our business strategy. The integration of our acquired businesses and any future businesses that we may acquire involves a number of risks, including, but not limited to:

  •
  demands on management related to the significant increase in size after the acquisition;

  •
  the disruption of ongoing business and the diversion of management's attention from the management of daily operations to the integration of operations;

  •
  failure to fully achieve expected synergies and costs savings;

  •
  unanticipated impediments in the integration of departments, systems, including accounting systems, technologies, books and records and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, procedures and policies;

  •
  loss of customers or the failure of customers to order incremental services that we expect them to order;

  •
  failure to provision services that are ordered by customers during the integration period;

  •
  higher integration costs than anticipated; and

  •
  difficulties in the assimilation and retention of highly qualified, experienced employees, many of whom are geographically dispersed.

        Successful integration of these acquired businesses or operations will depend on our ability to manage these operations, realize opportunities for revenue growth presented by strengthened service offerings and expanded geographic market coverage, obtain better terms from our vendors due to increased buying power, and eliminate redundant and excess costs to fully realize the expected synergies. Because of difficulties in combining geographically distant operations and systems which may not be fully compatible, we may not be able to achieve the financial strength and growth we anticipate from the acquisitions.

        We cannot be certain that we will realize our anticipated benefits from our acquisitions, or that we will be able to efficiently and effectively integrate the acquired operations as planned. If we fail to integrate the acquired businesses and operations efficiently and effectively or fail to realize the benefits we anticipate, we would be likely to experience material adverse effects on our business, financial condition, results of operations and future prospects.

         We need to continue to increase the volume of traffic on our network to become profitable.

        We must continue to increase the volume of data, voice and content transmissions on our communications network at acceptable prices in order to realize our targets for anticipated revenue growth, cash flow, operating efficiencies and the cost benefits of our network. If we do not maintain or improve our current relationships with existing customers and develop new large volume and enterprise customers, we may not be able to substantially increase traffic on our network, which would adversely affect our ability to become profitable.

         Intellectual property and proprietary rights of others could prevent us from using necessary technology to provide our services or subject us to expensive intellectual property litigation.

        If technology that is necessary for us to provide our services was determined by a court to infringe a patent held by another entity that is unwilling to grant us a license on terms acceptable to us, we could be precluded by a court order from using that technology and would likely be required to pay a significant monetary damages award to the patent-holder. The successful enforcement of these patents, or our inability to negotiate a license for these patents on acceptable terms, could force us to cease using the relevant technology and offering services incorporating the technology. In the event that a claim of infringement was brought against us based on the use of our technology or against our customers based on their use of our services for which we are obligated to indemnify, we could be subject to litigation to determine whether such use or sale is, in fact, infringing. This litigation could be expensive and distracting, regardless of the outcome of the suit.

        While our own extensive patent portfolio may deter other operating companies from bringing such actions, patent infringement claims are increasingly being asserted by patent holding companies, which do not use technology and whose sole business is to enforce patents against operators, such as us, for monetary gain. Because such patent holding companies, commonly referred to as patent "trolls," do not provide services or use technology, the assertion of our own patents by way of counter-claim would be largely ineffective. We have already been the subject of time-consuming and expensive patent litigation brought by certain patent holding companies and we can reasonably expect that we will face further claims in the future, particularly if legislation now pending in Congress is not enacted in a way that will decrease the number and frequency of claims by patent trolls.

         Our business requires the continued development of effective business support systems to implement customer orders and to provide and bill for services.

        Our business depends on our ability to continue to develop effective business support systems. In certain cases, the development of these business support systems is required to realize our anticipated benefits from our acquisitions. This is a complicated undertaking requiring significant resources and expertise and support from third-party vendors. Business support systems are needed for:

  •
  accepting and inputting customer orders for services;

  •
  provisioning, installing and delivering these services; and

  •
  billing for these services.

        Because our business provides for continued rapid growth in the number of customers that we serve and the volume of services offered and requires the integration of acquired companies' business support systems, there is a need to continue to develop our business support systems on a schedule sufficient to meet proposed milestone dates. The failure to continue to develop effective unified business support systems could materially adversely affect our ability to implement our business plans, realize anticipated benefits from our acquisitions and meet our financial goals and objectives.

         Our revenue is concentrated in a limited number of customers.

        A significant portion of our communications revenue is concentrated among a limited number of customers. For the year ended December 31, 2007, our top ten customers represented approximately 34% of our consolidated total revenue. Revenue from our largest customer, AT&T Inc. and its subsidiaries, including SBC Communications, BellSouth and AT&T Mobility (assuming those subsidiaries were wholly owned by AT&T for all of 2007), represented approximately 15% of our consolidated total revenue for 2007. The next largest customer accounted for approximately 5% of our consolidated total revenue and most of the remaining top ten customers each account for 3% or less of our consolidated total revenue. If we lost one or more of our top five customers, or if one or more of these major customers significantly decreased orders for our services, our business would be materially and adversely affected.

        In connection with the acquisition of WilTel in December 2005, we acquired a large customer contract between WilTel and SBC Communications, now known as AT&T. We expect that the revenue generated under this contract will continue to decline over time as SBC Communications migrates its traffic from our network to the merged SBC and AT&T Communications network that SBC Communications acquired when it purchased the former AT&T.

         We may lose customers if we experience system failures that significantly disrupt the availability and quality of the services that we provide.

        Our operations depend on our ability to avoid and mitigate any interruptions in service or reduced capacity for customers. Interruptions in service or performance problems, for whatever reason, could undermine confidence in our services and cause us to lose customers or make it more difficult to attract new ones. In addition, because many of our services are critical to the businesses of many of our customers, any significant interruption in service could result in lost profits or other losses to customers. Although we limit our liability for service failures in our service agreements to limited service credits, generally in the form of free service for a short period of time, a court might not enforce these limitations on liability, which could expose us to financial loss. In addition, we often provide our customers with committed service levels. If we are unable to meet these service level commitments as a result of service interruptions, we may be obligated to provide service credits to our customers, which could negatively affect our operating results.

        The failure of any equipment or facility on our network, including our network operations control centers and network data storage locations, could result in the interruption of customer service until necessary repairs are effected or replacement equipment is installed. Network failures, delays and errors could also result from natural disasters, terrorist acts, power losses, security breaches, computer viruses, or other causes. These failures, faults or errors could cause delays, service interruptions, expose us to customer liability, or require expensive modifications that could significantly hurt our business.

         There is no guarantee that we will be successful in increasing sales of our content distribution service offering.

        As we believe that one of the largest sources of future incremental demand for our communications services will be derived from customers that are seeking to distribute their feature rich content, applications or video over the Internet, we purchased the content distribution network or CDN assets of SAVVIS, Inc. in January 2007 and we purchased Servecast Limited in July 2007. Although we have sold high speed Internet access, transport and colocation services since the late 1990's, we have only been selling our CDN services since January 2007. As a result, there are many difficulties that we may encounter, including customer acceptance, intellectual property matters, technological issues, developmental constraints and other problems that we may not anticipate. There is no guarantee that we will be successful in generating significant revenues from our CDN service offering.

         Failure to develop and introduce new services could affect our ability to compete in the industry.

        We continuously develop, test and introduce new communications services that are delivered over our communications network. These new services are intended to allow us to address new segments of the communications marketplace and to compete for additional customers. In certain instances, the introduction of new services requires the successful development of new technology. To the extent that upgrades of existing technology are required for the introduction of new services, the success of these upgrades may be dependent on reaching mutually-acceptable terms with vendors and on vendors meeting their obligations in a timely manner. In addition, new service offerings may not be widely accepted by our customers. If our new service offerings are not widely accepted by our customers, we may terminate those service offerings and we may be required to impair any assets or technology used to develop or offer those services. If we are not able to successfully complete the development and introduction of new services in a timely manner, our business could be materially adversely affected.

         Rapid technological changes can lead to further competition.

        The communications industry is subject to rapid and significant changes in technology. In addition, the introduction of new services or technologies, as well as the further development of existing services and technologies may reduce the cost or increase the supply of certain services similar to those that we provide. As a result, our most significant competitors in the future may be new entrants to the communications industry. These new entrants may not be burdened by an installed base of outdated equipment or obsolete technology. Our future success depends, in part, on our ability to anticipate and adapt in a timely manner to technological changes. Failure to do so could have a material adverse effect on our business.

         During our communications business operating history we have generated substantial losses, and we expect to continue to generate losses.

        The development of our communications business required, and may continue to require, significant expenditures. These expenditures could result in negative cash flow from operating activities and substantial net losses for the near future. For the fiscal years ended December 31, 2007 and December 31, 2006, we incurred losses from continuing operations of approximately $1.114 billion and $790 million, respectively. We expect to continue to experience losses, and we may not be able to achieve or sustain operating profitability in the future. Continued operating losses could limit our ability to obtain the cash needed to expand our network, make interest and principal payments on our debt, or fund other business needs.

        We will need to continue to expand and adapt our network in order to remain competitive, which may require significant additional funding. Additional expansion and adaptations of our communications network's electronic and software components will be necessary in order to respond to:

  •
  growing number of customers;

  •
  the development and launching of new services;

  •
  increased demands by customers to transmit larger amounts of data;

  •
  changes in customers' service requirements;

  •
  technological advances by competitors; and

  •
  governmental regulations.

        Future expansion or adaptation of our network will require substantial additional financial, operational and managerial resources, which may not be available at the time. If we are unable to expand or adapt our network to respond to these developments on a timely basis and at a commercially reasonable cost, our business will be materially adversely affected.

         The market prices for certain of our communications services have decreased in the past and may decrease in the future, resulting in lower revenue than we anticipate.

        Over the past few years, the market prices for certain of our communications services have decreased. These decreases resulted from downward market pressure and other factors including:

  •
  technological changes and network expansions which have resulted in increased transmission capacity available for sale by us and by our competitors;

  •
  some of our customer agreements contain volume-based pricing or other contractually agreed-upon decreases in prices during the term of the respective agreements; and

  •
  some of our competitors have been willing to accept smaller operating margins in the short term in an attempt to increase long-term revenues.

        In order to retain customers and revenue, we often must reduce prices in response to market conditions and trends. As our prices for some of our communications services decrease, our operating results may suffer unless we are unable to either reduce our operating expenses or increase traffic volume from which we can derive additional revenue.

        We expect revenue from our managed modem services to continue to decline, primarily due to:

  •
  an increase in the number of subscribers migrating to broadband services;

  •
  continued pricing pressures; and

  •
  declining customer obligations under existing contractual arrangements.

         We may be liable for the information that content owners or distributors distribute over our network.

        The law relating to the liability of private network operators for information carried on or disseminated through their networks is still unsettled. We may become subject to legal claims relating to the content disseminated on our network, even though such content is owned or distributed by our customers or a customer of our customers. For example, lawsuits may be brought against us claiming that material distributed using our network was inaccurate, offensive, or violated the law or the rights of others. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. In addition, the law remains unclear over whether content may be distributed from one jurisdiction, where the content is legal, into another jurisdiction, where it is not. Companies operating private networks have been sued in the past, sometimes successfully, based on the nature of material distributed, even if the content is not owned by the network operator and the network operator has no knowledge of the content or its legality. It is not practical for us to monitor all of the content which is distributed using our network. If we need to take costly measures to reduce our exposure to these risks, or are required to defend ourselves against such claims, our financial results could be negatively affected.

         The need to obtain additional capacity for our network from other providers increases our costs.

        We use network resources owned by other companies for portions of our network both in North America and in Europe. We obtain the right to use such network portions, including both telecommunications capacity and rights to use dark fiber, through operating leases and IRU agreements. In several of those agreements, the counter party is responsible for network maintenance and repair. If a counter party to a lease or IRU suffers financial distress or bankruptcy, we may not be able to enforce our rights to use these network assets or, even if we could continue to use these network assets, we could incur material expenses related to maintenance and repair. We could also incur material expenses if we were required to locate alternative network assets. We may not be successful in obtaining reasonable alternative network assets if needed. Failure to obtain usage of alternative network assets, if necessary, could have a material adverse effect on our ability to carry on business operations. In addition, some of our agreements with other providers require the payment of amounts for services whether or not those services are used.

        In the normal course of business, we need to enter into interconnection agreements with many domestic and foreign local telephone companies, but we are not always able to do so on favorable terms. Costs of obtaining local service from other carriers comprise a significant proportion of the operating expenses of long distance carriers. Similarly, a large proportion of the costs of providing international service consists of payments to other carriers. Changes in regulation, particularly the regulation of local and international telecommunication carriers, could indirectly, but significantly, affect our competitive position. These changes could increase or decrease the costs of providing our services.

         We may be unable to hire and retain sufficient qualified personnel; the loss of any of our key executive officers could adversely affect on our business.

        We believe that our future success will depend in large part on our ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. We have experienced significant competition in attracting and retaining personnel who possess the skills that we are seeking. As a result of this significant competition, we may experience a shortage of qualified personnel.

        Our businesses are managed by a small number of key executive officers, including James Q. Crowe, Chief Executive Officer. The loss of any of these key executive officers could have a material adverse effect on our business.

         We must obtain and maintain permits and rights-of-way to operate our network.

        If we are unable, on acceptable terms and on a timely basis, to obtain and maintain the franchises, permits and rights-of-way needed to expand and operate our network, our business could be materially adversely affected. In addition, the cancellation or non-renewal of the franchises, permits or rights-of-way that are obtained could materially adversely affect our business. Our communications operating subsidiaries are defendants in several lawsuits that, among other things, challenge the subsidiaries' use of rights-of-way. The plaintiffs have sought to have these lawsuits certified as class actions. It is possible that additional suits challenging use of our rights-of-way will be filed and that those plaintiffs also may seek class certification. The outcome of such litigation may increase our costs and adversely affect our operating results.

         Termination of relationships with key suppliers could cause delay and additional costs.

        Our business is dependent on third-party suppliers for fiber, computers, software, optronics, transmission electronics and related components that are integrated into our network, some of which are critical to the operation of our business. If any of these critical relationships is terminated or a supplier fails to provide critical services or equipment and we are unable to reach suitable alternative arrangements quickly, we may experience significant additional costs or we may not be able to provide certain services to customers. If that happens, our business could be materially adversely affected.

         AT&T and Verizon may not provide us local access services at prices which allow us to effectively compete.

        We acquire a significant portion of our local access services, the connection between our owned network and the customer premises, from incumbent local exchange carriers or ILECs. With the recent acquisitions by AT&T and Verizon, the ILECs now compete directly with our business and may have a tendency to favor themselves and their affiliates to our detriment. Network access represents a very large portion of our total costs and if we face less favorable pricing and provisioning, we may be at a competitive disadvantage to the ILECs.

         The success of our subscriber based VoIP services is dependent on the growth and public acceptance of VoIP telephony in general.

        The success of our subscriber based VoIP services is dependent upon future demand for VoIP telephony services in general in the marketplace. In order for the IP telephony market to continue to grow, several things may need to occur, including the following:

  •
  Telephone and cable service providers must continue to invest in the deployment of high speed broadband networks to residential and commercial customers.

  •
  VoIP networks must continue to improve quality of service for real-time communications, managing effects such as packet jitter, packet loss and unreliable bandwidth, so that toll-quality service can be provided.

  •
  VoIP telephony equipment and services must achieve a similar level of reliability that users of the public switched telephone network have come to expect from their telephone service, including emergency calling features and capabilities.

  •
  VoIP telephony service providers must offer cost and feature benefits to their customers that are sufficient to cause the customers to switch away from traditional telephony service providers.

        If any or all of these factors fail to occur, our VoIP services business may not continue or grow as expected.

         We are subject to significant regulation that could change in an adverse manner.

        Communications services are subject to significant regulation at the federal, state, local and international levels. These regulations affect our business and our existing and potential competitors. Delays in receiving required regulatory approvals (including approvals relating to acquisitions or financing activities), completing interconnection agreements with incumbent local exchange carriers, or the enactment of new and adverse regulations or regulatory requirements may have a material adverse effect on our business. In addition, future legislative, judicial and regulatory agency actions could have a material adverse effect on our business.

        Federal legislation provides for a significant deregulation of the U.S. telecommunications industry, including the local exchange, long distance and cable television industries. This legislation remains subject to judicial review and additional Federal Communications Commission, or FCC, rulemaking. As a result, we cannot predict the legislation's effect on our future operations. Many regulatory actions are under way or are being contemplated by federal and state authorities regarding important issues. These actions could have a material adverse effect on our business.

         The law in certain countries currently does not permit us to offer services directly in those countries.

        Ownership of telecommunications facilities that originate or terminate traffic in certain countries, such as Canada and China, is currently limited to nationals of those countries. This restriction hinders our entry into those markets.

         Potential regulation of Internet service providers in the United States could adversely affect our operations.

        The FCC has, to date, treated Internet service providers as enhanced service providers. In addition, Congress has, to date, not sought to heavily regulate the provision of IP-based services. Both Congress and the FCC are considering proposals that involve greater regulation of IP-based service providers. Depending on the content and scope of any regulations, the imposition of such regulations could have a material adverse effect on our business and the profitability of our services.

         The communications industry is highly competitive with participants that have greater resources and a greater number of existing customers.

        The communications industry is highly competitive. Many of our existing and potential competitors have financial, personnel, marketing and other resources significantly greater than ours. Many of these competitors have the added competitive advantage of a larger existing customer base. In addition, significant new competition could arise as a result of:

  •
  the consolidation in the industry, led by AT&T and Verizon;

  •
  allowing foreign carriers to more extensively compete in the U.S. market;

  •
  further technological advances; and

  •
  further deregulation and other regulatory initiatives.

        If we are unable to compete successfully, our business could be significantly affected.

         We may be unable to successfully identify, manage and assimilate future acquisitions, investments and strategic alliances, which could adversely affect our results of operations.

        We continually evaluate potential investments and strategic opportunities to expand our network, enhance connectivity and add traffic to our network. In the future, we may seek additional investments, strategic alliances or similar arrangements, which may expose us to risks such as:

  •
  the difficulty of identifying appropriate investments, strategic allies or opportunities on terms acceptable to us;

  •
  the possibility that senior management may be required to spend considerable time negotiating agreements and monitoring these arrangements;

  •
  potential regulatory issues applicable to the telecommunications business;

  •
  the loss or reduction in value of the capital investment;

  •
  our inability to capitalize on the opportunities presented by these arrangements; and

  •
  the possibility of insolvency of a strategic ally.

        There can be no assurance that we would successfully overcome these risks or any other problems encountered with these investments, strategic alliances or similar arrangements.

  Other Operations

Environmental liabilities from our historical operations could be material.

        There could be environmental liabilities arising from historical operations of our predecessors, for which we may be liable. Our operations and properties are subject to a wide variety of laws and regulations relating to environmental protection, human health and safety. These laws and regulations include those concerning the use and management of hazardous and non-hazardous substances and wastes. We have made and will continue to make significant expenditures relating to our environmental compliance obligations. Despite our best efforts, we may not at all times be in compliance with all of these requirements.

        In connection with certain historical operations, we have responded to or been notified of potential environmental liability at approximately 148 properties as of February 15, 2008. We are engaged in addressing or have liquidated environmental liabilities at 70 of those properties. Of these: (a) we have formal commitments or other potential future costs at 14 sites; (b) there are 10 sites with minimal future costs; (c) there are 11 sites with unknown future costs and (d) there are 35 sites with no likely future costs. The remaining 78 properties have been dormant for several years. We could be held liable, jointly or severally, and without regard to fault, for such investigation and remediation. The discovery of additional environmental liabilities related to historical operations or changes in existing environmental requirements could have a material adverse effect on our business.

         Potential liabilities and claims arising from coal operations could be significant.

        Our coal operations are subject to extensive laws and regulations that impose stringent operational, maintenance, financial assurance, environmental compliance, reclamation, restoration and closure requirements. These requirements include those governing air and water emissions, waste disposal, worker health and safety, benefits for current and retired coal miners, and other general permitting and licensing requirements. Despite our best efforts, we may not at all times be in compliance with all of these requirements. Liabilities or claims associated with this non-compliance could require us to incur material costs or suspend production. Mine reclamation costs that exceed reserves for these matters also could require us to incur material costs.

  General

If we are unable to comply with the restrictions and covenants in our debt agreements, there would be a default under the terms of these agreements, and this could result in an acceleration of payment of funds that have been borrowed.

        If we were unable to comply with the restrictions and covenants in any of our debt agreements, there would be a default under the terms of those agreements. As a result, borrowings under other debt instruments that contain cross-acceleration or cross-default provisions may also be accelerated and become due and payable. If any of these events occur, there can be no assurance that we would be able to make necessary payments to the lenders or that we would be able to find alternative financing. Even if we were able to obtain alternative financing, there can be no assurance that it would be on terms that are acceptable.

         We have substantial debt, which may hinder our growth and put us at a competitive disadvantage.

        Our substantial debt may have important consequences, including the following:

  •
  the ability to obtain additional financing for acquisitions, working capital, investments and capital or other expenditures could be impaired or financing may not be available on acceptable terms;

  •
  a substantial portion of our cash flows will be used to make principal and interest payments on outstanding debt, reducing the funds that would otherwise be available for operations and future business opportunities;

  •
  a substantial decrease in cash flows from operating activities or an increase in expenses could make it difficult to meet debt service requirements and force modifications to operations;

  •
  we have more debt than certain of our competitors, which may place us at a competitive disadvantage; and

  •
  substantial debt may make us more vulnerable to a downturn in business or the economy generally.

        We had substantial deficiencies of earnings to cover fixed charges of approximately $292 million for the nine months ended September 30, 2008. We had deficiencies of earnings to cover fixed charges of $1.068 billion for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004 and $681 million for the fiscal year ended December 31, 2003.

         We may not be able to repay our existing debt; failure to do so or refinance the debt could prevent us from implementing our strategy and realizing anticipated profits.

        If we were unable to refinance our debt or to raise additional capital on acceptable terms, our ability to operate our business would be impaired. As of September 30, 2008, we had an aggregate of approximately $6.8 billion of long-term debt on a consolidated basis and including current maturities, and approximately $803 million of stockholders' equity.

        Our ability to make interest and principal payments on our debt and borrow additional funds on favorable terms depends on the future performance of the business. If we do not have enough cash flow in the future to make interest or principal payments on our debt, we may be required to refinance all or a part of our debt or to raise additional capital. We cannot be sure that we will be able to refinance our debt or raise additional capital on acceptable terms.

         Restrictions and covenants in our debt agreements limit our ability to conduct our business and could prevent us from obtaining needed funds in the future.

        Our debt and financing arrangements contain a number of significant limitations that restrict our ability to, among other things:

  •
  borrow additional money or issue guarantees;

  •
  pay dividends or other distributions to stockholders;

  •
  make investments;

  •
  create liens on assets;

  •
  sell assets;

  •
  enter into sale-leaseback transactions;

  •
  enter into transactions with affiliates; and

  •
  engage in mergers or consolidations.

         If certain transactions occur with respect to our capital stock, we may be unable to fully utilize our net operating loss carryforwards to reduce our income taxes.

        As of December 31, 2007, we had net operating loss carry forwards of approximately $9.5 billion for federal income tax purposes, including $953 million of net operating loss carry forwards from acquired companies after limitations that existed at the date of acquisition or that resulted from the acquisitions or both. If certain transactions occur with respect to our capital stock that result in a cumulative ownership change of more than 50 percentage points by 5-percent stockholders over a three-year period as determined under rules prescribed by the U.S. Internal Revenue Code and applicable regulations, annual limitations would be imposed with respect to our ability to utilize our net operating loss carry forwards and certain current deductions against any taxable income we achieve in future periods.

        We have entered into transactions over the last three years resulting in significant cumulative changes in the ownership of our capital stock. Additional transactions that we enter into, as well as transactions by existing 5% stockholders and transactions by holders that become new 5% stockholders that we do not participate in, could cause us to incur a 50 percentage point ownership change by 5% stockholders and, if we trigger the above-noted Internal Revenue Code imposed limitations, such transactions would prevent us from fully utilizing net operating loss carry forwards and certain current deductions to reduce income taxes.

         The unpredictability of our quarterly results may adversely affect the trading price of our common stock.

        Our revenue and operating results will vary significantly from quarter to quarter due to a number of factors, many of which are outside of our control and any of which may cause the price of our common stock to fluctuate. The primary factors, among other things, that may affect our quarterly results include the following:

  •
  The timing of costs associated with our integration activities with respect to our recently completed acquisitions;

  •
  demand for communications services;

  •
  loss of customers or the ability to attract new customers;

  •
  changes in pricing policies or the pricing policies of our competitors;

  •
  costs related to acquisitions of technology or businesses;

  •
  changes in regulatory rulings; and

  •
  general economic conditions as well as those specific to the communications and related industries.

        A delay in generating revenue or the timing of recognizing revenue and expenses could cause significant variations in our operating results from quarter to quarter. It is possible that in some future quarters our results may be below analysts and investors expectations. In these circumstances, the price of our common stock will likely decrease.

         Increased scrutiny of financial disclosure, particularly in the telecommunications industry in which we operate, could adversely affect investor confidence, and any restatement of earnings could increase litigation risks and limit our ability to access the capital markets.

        Congress, the SEC, other regulatory authorities and the media are intensely scrutinizing a number of financial reporting issues and practices. Although all businesses face uncertainty with respect to how the U.S. financial disclosure regime may be affected by this process, particular attention has been focused recently on the telecommunications industry and companies' interpretations of generally accepted accounting principles.

        If we were required to restate our financial statements as a result of a determination that we had incorrectly applied generally accepted accounting principles, that restatement could adversely affect our ability to access the capital markets or the trading price of our securities. The recent scrutiny regarding financial reporting has also resulted in an increase in litigation in the telecommunications industry. There can be no assurance that any such litigation against us would not materially adversely affect our business or the trading price of our securities.

         Terrorist attacks and other acts of violence or war may adversely affect the financial markets and our business.

        Since the September 11, 2001 terrorist attacks and subsequent events, there has been considerable uncertainty in world financial markets. The full effect on the financial markets of these events, as well as concerns about future terrorist attacks, is not yet known. They could, however, adversely affect our ability to obtain financing on terms acceptable to us, or at all.

        There can be no assurance that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly affect our physical facilities or those of our customers. These events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and world financial markets and economy. Any of these occurrences could materially adversely affect our business.

         Our international operations and investments expose us to risks that could materially adversely affect the business.

        We have operations and investments outside of the United States, as well as rights to undersea cable capacity extending to other countries, that expose us to risks inherent in international operations. These include:

  •
  general economic, social and political conditions;

  •
  the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

  •
  tax rates in some foreign countries may exceed those in the U.S.;

  •
  foreign currency exchange rates may fluctuate, which could adversely affect our results of operations and the value of our international assets and investments;

  •
  foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

  •
  difficulties and costs of compliance with foreign laws and regulations that impose restrictions on our investments and operations, with penalties for noncompliance, including loss of licenses and monetary fines;

  •
  difficulties in obtaining licenses or interconnection arrangements on acceptable terms, if at all; and

  •
  changes in U.S. laws and regulations relating to foreign trade and investment.

Risks Related to an Investment in the Notes and our Common Stock

         Our subsidiaries must make payments to us in order for us to make payments on the notes.

        We are a holding company with no material assets other than the stock of our subsidiaries. Accordingly, we depend upon dividends, loans or other distributions from our subsidiaries to generate the funds necessary to meet our financial obligations, including our obligations to pay you as a holder of notes. Our subsidiaries may not generate earnings sufficient to enable them to meet their payment obligations. Our subsidiaries are legally distinct from us and have no obligation to pay amounts due on their debt or to make funds available to us for such payment. Future debt of certain of our subsidiaries, including any debt outstanding under the credit facility, may prohibit the payment of dividends or the making of loans or advances to us. In addition, the ability of such subsidiaries to make such payments, loans or advances is limited by the laws of the relevant states in which such subsidiaries are organized or located. In certain circumstances, the prior or subsequent approval of such payments, loans or advances is required from applicable regulatory bodies or other governmental entities.

         Because the notes will be structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent.

        Substantially all of our operating assets are held directly by our subsidiaries. Holders of any preferred stock of any of our subsidiaries and creditors, including trade creditors, have and will have claims relating to the assets of that subsidiary that are senior to the notes. That is, the notes will be structurally subordinated to the debt, preferred stock and other obligations of our subsidiaries. As of the date of this prospectus supplement, holders of the notes will have no claims to the assets of any of our subsidiaries. As of September 30, 2008, our subsidiaries had approximately $5.509 billion in aggregate indebtedness and other balance sheet liabilities excluding deferred revenue and intercompany liabilities, all of which will be structurally senior to the notes.

         We may be unable to generate cash flow from which to make payments on the notes.

        We have, on a consolidated basis, deficiencies in our ratio of earnings to fixed charges. We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the notes.

         Our credit agreement may prohibit us from making payment on the notes.

        Our credit agreement effectively limits our ability to make payments on any outstanding indebtedness other than regularly scheduled interest and principal payments as and when due. As a result, our credit agreement could prohibit us from making any payment on the notes in the event that the notes are accelerated or the holders thereof require us to repurchase the notes upon the occurrence of a designated event. Any such failure to make payments on the notes would cause us to default under out indentures, which in turn is likely to be a default under the credit agreement and other outstanding and future indebtedness.

         Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent.

        The notes will not be secured by any of our assets. The notes will be effectively junior to secured obligations incurred under future credit facilities, including the guarantee of our obligations under the credit facility, receivables and purchase money indebtedness, capitalized leases and certain other arrangements that are secured. The indenture under which the notes will be issued contains no restrictions on the amount of additional indebtedness we may incur, and the indenture restricts but does not prohibit the amount of our future indebtedness (excluding our subsidiaries) that may be secured. If we become insolvent, the holders of any secured debt would receive payments from the assets used as security before you receive payments.

         We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes.

        As of September 30, 2008 on a pro forma basis after giving effect to (i) this offering (assuming that $400 million aggregate principal amount of notes is sold in this offering), (ii) the exchange of $108,201,000 aggregate principal amount of Level 3 Communications, Inc.'s indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the consummation of the Tender Offers (assuming 100% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer), we would have had approximately $5.914 billion of long-term debt on a consolidated basis, including current maturities, premiums and discounts, and approximately $1.197 billion of stockholders' equity. As of September 30, 2008 on a pro forma basis after giving effect to (i) this offering (assuming that $400 million aggregate principal amount of notes is sold in this offering), (ii) the exchange of $108,201,000 aggregate principal amount of our indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the consummation of the Tender Offers (assuming 50% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer), we would have had approximately $6.484 billion of long-term debt on a consolidated basis, including current maturities, premiums and discounts, capital leases and our commercial mortgage, and approximately $1.056 billion of stockholders' equity. The indenture relating to the notes and each issue of our outstanding notes permit us to incur substantial additional debt. A substantial level of debt makes it more difficult for us to repay you. Substantial amounts of our existing debt will, and our future debt may, mature prior to the notes.

         If we experience a change of control or termination of trading, we may be unable to purchase the notes you hold as required under the indenture relating to the notes.

        Upon the occurrence of certain designated events, we must make an offer to purchase all outstanding notes at a purchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest thereon (if any). We may not have sufficient funds to pay the purchase price for all the notes tendered by holders seeking to accept the offer to purchase. In addition, the indenture relating to the notes and our other debt agreements may require us to repurchase the other debt upon a change of control or termination of trading or may prohibit us from purchasing any notes before their stated maturity, including upon a change in control or termination of trading. See "Description of the Notes—Purchase at Option of Holders upon a Designated Event."

         The make whole premium that may be payable upon conversion in connection with a change in control may not adequately compensate you for the lost option time value of your notes as a result of such change in control.

        If you convert notes in connection with certain changes in control, we may be required to pay a make whole premium by increasing the conversion rate applicable to your notes, as described under "Description of the Notes—Make Whole Premium upon Change of Control." While these increases in the applicable conversion rate are designed to compensate you for the lost option time value of your notes as a result of such a change in control, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, even if such a change in control occurs, in some cases described below under "Description of the Notes—Make Whole Premium upon Change of Control" there will be no such make whole premium.

         We do not expect a public market to develop for the notes, which could limit their market price or your ability to sell them.

        The notes will be a new issue of securities for which we do not expect a trading market. As a result, we cannot provide any assurances that a market will develop for the notes or that you will be able to sell your notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interests rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Historically, the market for convertible debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.

        We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively.

         The price of the notes may fluctuate significantly as a result of the volatility of the price of our common stock.

        Because the notes will be convertible into shares of our common stock, price volatility, depressed stock prices and other factors affecting our common stock could have a similar effect on the trading price of the notes. The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock and the notes may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industry;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

        In addition, if you convert any notes, the value of the common stock you receive may fluctuate significantly. The terms of our debt agreements restrict us from making payments with respect to our common stock.

        Our ability to pay cash dividends on, or repurchase shares of, our common stock is limited under the terms of our indentures. We do not currently intend to pay any cash dividends in the foreseeable future.

         Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.

        We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. To the extent we issue additional equity securities, the percentage ownership of our existing stockholders would be reduced.

         We may be unable to generate cash flow from which to make payments on the notes.

        We have, on a consolidated basis, deficiencies in our ratio of earnings to fixed charges of approximately $292 million for the nine months ended September 30, 2008, $1.068 billion for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004, and $681 million for the fiscal year ended December 31, 2003. See "Ratio of Earnings to Fixed Charges." We may not become profitable or sustain profitability in the future. Accordingly, we may not have access to sufficient funds to make payments on the notes.

         You will experience immediate dilution if you convert your notes into common stock because the per share conversion price of your notes is higher than the net tangible book value per share of our common stock.

        If you convert your notes into shares of common stock, you will experience immediate dilution because the per share conversion price of your notes is higher than the net tangible book value per share of the outstanding common stock immediately after this offering. In addition, you will also experience dilution when we issue additional shares of common stock that we are permitted or required to issue under options, warrants, our stock option plan or other employee or director compensations plans.

         Anti-takeover provisions in our charter and by-laws could limit the share price and delay a change of management.

        Our restated certificate of incorporation and by-laws contain provisions that could make it more difficult or even prevent a third party from acquiring us without the approval of our incumbent board of directors. These provisions, among other things:

  •
  prohibit stockholder action by written consent in place of a meeting;

  •
  limit the right of stockholders to call special meetings of stockholders;

  •
  limit the right of stockholders to present proposals or nominate directors for election at annual meetings of stockholders; and

  •
  authorize our board of directors to issue preferred stock in one or more series without any action on the part of stockholders.

        In addition, the terms of most of our long term debt require that upon a "change of control," as defined in the agreements that contain the terms and conditions of the long term debt, we make an offer to purchase the outstanding long term debt at either 100% or 101% of the aggregate principal amount of that long term debt.

        These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock and significantly impede the ability of the holders of our common stock to change management. Provisions and agreements that inhibit or discourage takeover attempts could reduce the market value of our common stock.

         If a large number of shares of our common stock is sold in the public market, the sales could reduce the trading price of our common stock and impede our ability to raise future capital.

        We cannot predict what effect, if any, future issuances by us of our common stock will have on the market price of our common stock. In addition, shares of our common stock that we issue in connection with an acquisition may not be subject to resale restrictions. The market price of our common stock could drop significantly if certain large holders of our common stock, or recipients of our common stock in connection with an acquisition, sell all or a significant portion of their shares of common stock or are perceived by the market as intending to sell these shares other than in an orderly manner. In addition, these sales could impair our ability in the future to raise capital through the sale of additional common stock in the capital markets.

         The market price of our common stock has been volatile and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors.

        The market price of our common stock has been subject to volatility and, in the future, the market price of our common stock may fluctuate substantially due to a variety of factors, including:

  •
  the depth and liquidity of the trading market for our common stock;

  •
  quarterly variations in actual or anticipated operating results;

  •
  changes in estimated earnings by securities analysts;

  •
  market conditions in the communications and information services industries;

  •
  announcement and performance by competitors;

  •
  regulatory actions; and

  •
  general economic conditions.

        In addition, in recent months the stock market generally has experienced significant price and volume fluctuations. Those market fluctuations could have a material adverse effect on the market price or liquidity of our common stock.

         If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

        If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

         Certain Non-U.S. Holders may be subject to adverse U.S. federal income tax considerations.

        Generally, if a Non-U.S. Holder, who owns (i) notes (or common stock received upon conversion of those notes) with a value exceeding 5% of the total value of all of our outstanding common stock, or (ii) if the notes were considered to be "regularly traded" on an "established securities market" within the meaning of the Treasury Regulations, notes with a value exceeding 5% of the total value of all outstanding notes, disposes of a note (or common stock received upon conversion of a note), such holder may be subject to U.S. federal income or withholding tax on any gain recognized on the disposition as income effectively connected with a U.S. trade or business if we were a "U.S. real property holding corporation" at any time during the shorter of the five years before the disposition or the holding period of the holder. In addition, if our common stock is not considered to be regularly traded on an established securities market at such time, a Non-U.S. Holder may be subject to such tax on any gain recognized on the disposition of a note (or common stock received upon conversion of a note) without regard to the value of the common stock owned by such holder. We may be, or may become, a U.S. real property holding corporation. See "Material U.S. Federal Tax Considerations."

 INFORMATION REGARDING FORWARD LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to us. When used in this prospectus supplement, the words "anticipate", "believe", "plan", estimate" and "expect" and similar expressions, as they relate to us or our management, are intended to identify forward looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus supplement. These forward looking statements include, among others, statements concerning:

  •
  our communications business, its advantages and our strategy for continuing to pursue our business;

  •
  anticipated development and launch of new services in our business;

  •
  anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business strategy;

  •
  growth of the communications industry;

  •
  expectations as to our future revenue, margins, expenses and capital requirements; and

  •
  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        You should be aware that these forward looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, our failure to:

  •
  integrate strategic acquisitions;

  •
  increase the volume of traffic on our network;

  •
  defend our intellectual property and proprietary rights;

  •
  successfully complete commercial testing of new technology and information systems to support new services;

  •
  develop new services that meet customer demands and generate acceptable margins;

  •
  attract and retain qualified management and other personnel; and

  •
  meet all of the terms and conditions of our debt obligations.

        Other factors are described under "Risk Factors."

 USE OF PROCEEDS

        The net proceeds from this offering, after deducting expenses of the offering, are estimated to be approximately $399 million. In the event that we do not purchase any of the 2009 Notes pursuant to the Offer for such Tender Offer Notes, the obligation of one group of affiliated investors to purchase notes in this offering will be reduced and in that case we estimate that the net proceeds from this offering will be approximately $372.8 million. We intend to use the net proceeds from this offering and cash on hand to fund our pending offers to repurchase selected series of our debt securities maturing in 2009 and 2010 pursuant to the Tender Offers. The remaining net proceeds, if any, will be used to potentially repurchase, redeem or refinance existing indebtedness from time to time, for acquisitions, to enhance liquidity and for general corporate purposes, including working capital and capital expenditures.

        The series of our outstanding debt securities that we intend to repurchase in whole or in part using the net proceeds from this offering are our:

  •
  2.875% Convertible Senior Notes due 2010;

  •
  6% Convertible Subordinated Notes due 2010; and

  •
  6% Convertible Subordinated Notes due 2009.

        As of the date of this prospectus supplement, there were $354,541,000 aggregate principal amount of 2010 Senior Notes outstanding, $481,666,000 aggregate principal amount of 2010 Subordinated Notes outstanding and $305,135,000 aggregate principal amount of 2009 Notes outstanding. The closing of this offering is conditioned upon, among other things, our accepting for payment at least $177,270,500 aggregate principal amount of our 2010 Senior Notes and $240,833,000 aggregate principal amount of our 2010 Subordinated Notes in each of the Offers for such notes. For a description of the terms of the Tender Offers, please see "Summary—Recent Developments."

CAPITALIZATION

        The following table sets forth our consolidated capitalization as of September 30, 2008:

            (i)  on an actual basis,

           (ii)  on a pro forma basis to give effect to the exchange of $108,201,000 aggregate principal amount of our indebtedness for 47,621,325 shares of our common stock as described in "Summary—Recent Developments,"

          (iii)  on a pro forma as adjusted basis to give effect to (a) the sale of the notes offered hereby (assuming that $400 million aggregate principal amount of the notes is sold in this offering) and (b) the purchase of $1,141,342,000 aggregate principal amount of our indebtedness pursuant to the Tender Offers described in "Summary—Recent Developments," assuming 100% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer, for an aggregate purchase price of $837,705,820 with the net proceeds of this offering and cash on hand, and

          (iv)  on a pro forma as adjusted basis to give effect to (a) the sale of the notes offered hereby (assuming that $400 million aggregate principal amount of the notes is sold in this offering) and (b) the purchase of $570,671,000 million aggregate principal amount of our indebtedness pursuant to the Tender Offers described in "Summary—Recent Developments," assuming 50% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer, for an aggregate purchase price of $418,852,910 with the net proceeds of this offering and cash on hand.

        The closing of this offering is conditioned upon, among other things, our accepting for payment at least $177,270,500 aggregate principal amount of our 2010 Senior Notes and $240,833,000 aggregate principal amount of our 2010 Subordinated Notes in each of the Offers for such notes. In addition, if we do not purchase any of the 2009 Notes pursuant to the Offer for such Tender Offer Notes, the obligation of one group of affiliated investors to purchase notes in this offering will be reduced and thus the aggregate principal amount of notes offered would be $373,800,000. The financial information in the table below has not been audited or reviewed by our independent accountants.

        You should read this table in conjunction with our consolidated financial statements and the related notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, which are incorporated by reference herein.

	Actual	Pro Forma	Pro Forma as Adjusted (assuming 100% participation in each Offer)	Pro Forma as Adjusted (assuming 50% participation in each Offer)
Cash and cash equivalents	$582	$580	$130	$557
Marketable securities	5	5	5	5
Restricted cash and securities	127	127	127	127

Total cash, marketable securities and restricted cash	$714	$712	$262	$689

Current portion of long-term debt	$328	$310	$5	$157

Long-term debt, less current portion	$6,435	$6,345	$5,509	$5,927
Notes offered by this prospectus supplement	—	—	400	400

Total long-term debt, less current portion	6,435	6,345	5,909	6,327
Stockholder's equity
Preferred Stock, $0.01 par value: authorized 10,000,000 shares; no shares issued or outstanding, actual and as adjusted	—	—	—	—
Common Stock, $0.01 par value: authorized 2,250,000,000 shares; 1,561,139,915 issued and outstanding at September 30, 2008; 1,608,761,240 issued and outstanding pro forma and pro forma as adjusted(1)	16	16	16	16
Additional paid-in capital	11,087	11,238	11,238	11,238
Accumulated other comprehensive income	87	87	87	87
Accumulated deficit	(10,387)	(10,431)	(10,144)	(10,285)

Total stockholders' equity	803	910	1,197	1,056

Total capitalization	7,238	7,255	7,106	7,383

(1)
Excludes shares issuable upon exercise of outstanding options and warrants and upon conversion of outstanding convertible securities and the notes offered pursuant to this prospectus supplement.

 PRICE RANGE OF COMMON STOCK

        Our common stock is quoted on the Nasdaq Global Select Market under the symbol "LVLT". As of the date of this prospectus supplement, there were approximately 7,938 holders of record of our common stock. The table below sets forth, for the calendar quarters indicated, the high and low per share sale prices of our common stock as reported by the Nasdaq Global Select Market.

	High	Low
Year Ended December 31, 2006
First Quarter	$5.80	$2.71
Second Quarter	$6.00	$3.74
Third Quarter	$5.56	$3.37
Fourth Quarter	$6.09	$4.75
Year Ended December 31, 2007
First Quarter	$6.80	$5.54
Second Quarter	$6.30	$5.20
Third Quarter	$6.42	$4.28
Fourth Quarter	$5.10	$2.66
Year Ended December 31, 2008
First Quarter	$3.53	$1.68
Second Quarter	$4.48	$1.96
Third Quarter	$3.90	$2.44
Fourth Quarter (through November 14, 2008)	$2.75	$0.60

        On November 14, 2008, the last reported sale price of our common stock on the Nasdaq Global Select Market was $0.87. We urge you to obtain current stock price quotations for our common stock from a newspaper, the Internet or your broker.

        We intend to retain future earnings for use in our business, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, our indentures and senior secured credit facility contain limits on our ability to declare and pay cash dividends.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated are as follows:

(unaudited) Nine Months Ended September 30,		Fiscal Year Ended December 31,
		2007	2006	2005	2004	2003
2008	2007
—	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations, plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of approximately $292 million for the nine months ended September 30, 2008, $974 million for the nine months ended September 30, 2007, $1.068 billion for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004 and $681 million for the fiscal year ended December 31, 2003.

DIVIDEND POLICY

        Our current dividend policy, in effect since April 1, 1998, is to retain any future earnings for use in our business. As a result, management does not anticipate paying any cash dividends on shares of common stock in the foreseeable future. In addition, we are effectively restricted under certain debt covenants from paying cash dividends on shares of our common stock.

DESCRIPTION OF THE NOTES

        The notes will be issued under an indenture, to be dated as of the date of original issuance of the notes, between us and The Bank of New York Mellon, as trustee, as supplemented by a supplemental indenture to be dated as of the date of original issuance of the notes. In this section, we refer to the indenture, together with the supplemental indenture, as the "indenture". The terms of the notes include those provided in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

        The following description is a summary of the material provisions of the indenture. It does not restate those agreements in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. A copy of the form of indenture is available as set forth under "Where You Can Find More Information."

        Terms not defined in this description have the meanings given to them in the indenture. In this section, the words "we", "us," "our," or "Level 3" mean Level 3 Communications, Inc., but do not include any of our current or future subsidiaries.

General

        The notes will mature on January 15, 2013, unless earlier purchased by us or automatically converted. The notes will only be issued in denominations of $1,000 and multiples of $1,000. The notes will be convertible by holders into shares of our common stock as described under "—Conversion Rights" below. In addition, if at any time following the date of original issuance of the notes and prior to the close of business on January 15, 2013 the closing per share sale price of our common stock exceeds 222.2% of the conversion price then in effect for at least 20 trading days within any 30 consecutive trading day period, the notes will automatically convert into shares of our common stock, plus accrued and unpaid interest (if any) to, but excluding the automatic conversion date, which date will be designated by us following such automatic conversion event.

        The notes will bear interest at the rate of 15% per year from the date of issuance. Interest will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2009 to holders of record at the close of business on the preceding January 1 and July 1, respectively. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of the maturity, conversion or purchase by us at the option of the holder upon a designated event, interest will cease to accrue on the applicable notes under the terms of and subject to the conditions of the indenture.

        Principal will be payable, and the notes may be presented for conversion, registration of transfer and exchange, without service charge, at our office or agency, which will initially be the office or agency of the trustee in New York, New York.

        The indenture does not contain any financial covenants or any restrictions on the payment of dividends, the repurchase of our securities or the incurrence of indebtedness other than as described under "—Limitation on Liens" below. The indenture also does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction or a change in control of us, except to the extent described under "—Purchase at Option of Holders upon a Designated Event" below.

        If any interest payment date or maturity date of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day as if made on the date that the payment was due and no interest will accrue on that payment for the period from and after the interest payment date or maturity date, as the case may be, to the date of that payment on the next succeeding business day. The term "business day" means, with respect to any note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

        We will not pay any additional amounts on the notes to compensate any beneficial owner for any U.S. tax withheld from payments of principal, interest, or premium, if any, on the notes.

        The closing of this offering is conditioned upon our accepting for payment at least $177,270,500 aggregate principal amount of our 2010 Senior Notes and $240,833,000 aggregate principal amount of our 2010 Subordinated Notes in the Tender Offers for such notes. In addition, the investors who have agreed to purchase notes from us will not be obligated to purchase the notes under the securities purchase agreement relating to the notes unless investors purchase at least $373 million in aggregate principal amount of notes. The securities purchase agreement contains other customary closing conditions.

        Certain investors who are agreeing to purchase $360,124,000 aggregate principal amount of the notes will deposit the purchase price thereof into escrow on December 8, 2008 or such later date as determined by us. The purchase price for these notes will be released to us from escrow upon the closing of this offering, and if the closing of this offering has not occurred on or prior to January 31, 2009, such deposited amount will be released back to such investors.

        Two of our principal stockholders, Fairfax Financial Holdings and Southeastern Asset Management, on behalf of its advisory clients, have each committed to purchase $100,062,000 aggregate principal amount of notes pursuant to this offering. Two members of our board of directors, Walter Scott, Jr. and Robert E. Julian, (through various entities affiliated with each of them) have committed to purchase $36,976,000 and $2,900,000 aggregate principal amount of notes, respectively, pursuant to this offering. Messrs. Scott and Julian will not be depositing the purchase price for their notes into escrow. Mr. Scott's commitment to purchase $36,976,000 aggregate principal amount of notes will be reduced to a $10,776,000 commitment if we do not accept for payment any of our 2009 Notes pursuant to the Offer for such notes.

        Unless specifically provided otherwise, when we use the term "holder" in this prospectus supplement, we mean the person in whose name such note is registered in the security register.

Ranking

        The notes will be our unsecured and unsubordinated obligations and will rank equal in right of payment with all of our existing and future unsubordinated indebtedness. As of September 30, 2008, after giving pro forma effect to (i) this offering (assuming that $400 million aggregate principal amount of notes is sold in this offering), (ii) the exchange of $108,201,000 aggregate principal amount of our indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the purchase of $1,141,342,000 aggregate principal amount of our indebtedness pursuant to the Tender Offers described in "Summary—Recent Developments," assuming 100% of the outstanding principal amount of each series of Tender Offer Notes is purchased in each Offer, for an aggregate purchase price of $837,705,820 with the net proceeds of this offering and cash on hand, we would have had approximately $5.801 billion of indebtedness, excluding intercompany liabilities. Of such amount, approximately $1.4 billion constituted secured indebtedness consisting of our guarantee of our wholly-owned subsidiary's senior secured credit facility, approximately $2.809 billion consisted of its guarantee of its wholly-owned subsidiary's senior unsecured debt and none of which constituted subordinated indebtedness. As of September 30, 2008, after giving pro forma effect to (i) this offering (assuming that $400 million aggregate principal amount of notes is sold in this offering), (ii) the exchange of $108,201,000 aggregate principal amount of our indebtedness for shares of our common stock as described in "Summary—Recent Developments" and (iii) the purchase of $570,671,000 aggregate principal amount of our indebtedness pursuant to the Tender Offers described in "Summary—Recent Developments," assuming 50% of the outstanding principal amount of each series of Tender Offer

Notes is purchased in each Offer, for an aggregate purchase price of $418,852,910 with the net proceeds of this offering and cash on hand, we would have had approximately $6.371 billion of indebtedness, excluding intercompany liabilities. Of such amount, approximately $1.4 billion constituted secured indebtedness consisting of our guarantee of our wholly-owned subsidiary's senior secured credit facility, approximately $2.809 billion consisted of its guarantee of its wholly-owned subsidiary's senior unsecured debt and approximately $393 million constituted subordinated indebtedness.

        The indenture under which the notes will be issued contains no restrictions on the amount of additional indebtedness we may incur, other than as described below under "—Limitation on Liens." The notes will be effectively junior to our secured obligations incurred under future credit facilities, receivables facilities and purchase money indebtedness and certain other arrangements that are secured. In addition, the notes will be structurally subordinated to all indebtedness and other obligations of our subsidiaries. Our subsidiaries are separate legal entities and have no obligation to pay, or make funds available to pay, any amounts due on the notes. As of September 30, 2008, our subsidiaries had approximately $5.509 billion in aggregate indebtedness and other balance sheet liabilities (excluding deferred revenue), but excluding intercompany liabilities, all of which liabilities are structurally senior to the notes. We have guaranteed $4.209 billion of the indebtedness of our subsidiaries and, in the case of our guarantee of the $1.4 billion term loan outstanding under the credit facility of Level 3 Financing, Inc., have pledged substantially all of our assets to secure such guarantee. See "Risk Factors—Because the notes that you hold are unsecured, you may not be fully repaid if we become insolvent," "Risk Factors—Because the notes will be structurally subordinated to the obligations of our subsidiaries, you may not be fully repaid if we become insolvent," and "Risk Factors—We have substantial existing debt and could incur substantial additional debt, so we may be unable to make payments on the notes."

Conversion Rights

        A holder may convert a note, in integral multiples of $1,000 principal amount, into shares of our common stock at a conversion price of $1.80 per share (which is equivalent to a conversion rate of 555.5556 shares of common stock per $1,000 principal amount of notes) at any time before the close of business on January 15, 2013, unless such note is earlier purchased by us or automatically converted. The conversion rate is subject to adjustment as described below. Except as described below with respect to an automatic conversion of the notes, no cash payment or other adjustment will be made on conversion of any notes for interest accrued thereon or for dividends on any common stock, and our delivery to the holder of the full number of shares of our common stock into which a note is convertible, together with any cash payment for such holder's fractional shares, will be deemed to satisfy our obligation to pay the principal amount of the note and any accrued and unpaid interest. Any accrued and unpaid interest will be deemed paid in full rather than canceled, extinguished or forfeited.

        As a condition to conversion of the notes at the option of a holder, such holder must deliver to us a certificate representing that either such holder has obtained clearance from the applicable governmental authorities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or the HSR Act), or that such holder qualifies for an exemption under the HSR Act.

        If notes are converted after a record date for an interest payment but prior to the next interest payment date, those notes must be accompanied by funds equal to the interest payable to the record holder on the next interest payment date on the principal amount so converted; provided, however, that no such payment need be made if we have specified a designated event purchase date or an automatic conversion date that is during such period. Accordingly, under those circumstances, the holder of the converted notes will not receive any interest payment for the period from the next preceding interest payment date to the date of conversion. We are not required to issue fractional shares of common stock upon conversion of the notes and instead will either, at our option (i) round such fraction up to the nearest whole number of shares or (ii) pay a cash adjustment based upon the closing per share sale price of our common stock on the last trading day before the date of conversion.

        The "closing sale price" of our common stock on any date means the per share closing sale price (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the Nasdaq Global Select Market or the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on the Nasdaq Global Select Market or listed on a U.S. national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of a quotation, we will determine the closing per share sale price on such basis as we consider appropriate.

        A "trading day" means a day during which trading in the applicable securities generally occurs on the Nasdaq Global Select Market or, if our common stock is not listed on the Nasdaq Global Select Market, on the New York Stock Exchange or another national or regional securities exchange, or if our common stock is not listed on the New York Stock Exchange or another national or regional securities exchange, "trading day" means any business day.

        A holder may exercise the right of conversion by delivering the note to be converted to the specified office of the conversion agent, with a completed notice of conversion, together with any funds that may be required as described in the third preceding paragraph. Beneficial owners of interests in a global note may exercise their right of conversion by delivering to The Depository Trust Company (which we refer to as "DTC") the appropriate instruction form for conversion pursuant to DTC's conversion program. A notice of conversion can be obtained from the trustee. The conversion date will be the date on which the notes, the notice of conversion and any required funds have been so delivered. A holder delivering a note for conversion will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock for such conversion, but will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of our common stock in a name other than the holder of the note. Shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid. If a note is to be converted in part only, a new note or notes equal in principal amount to the unconverted portion of the note surrendered for conversion will be issued.

        The notes will automatically convert on the automatic conversion date into shares of our common stock at the then applicable conversion rate (plus accrued and unpaid interest on the notes to, but excluding, the automatic conversion date), if, at any time following the date of original issuance of the notes and on or prior to the close of business on January 15, 2013, the sale price per share of our common stock exceeds 222.2% of the conversion price then in effect for at least twenty (20) trading days within a period of thirty (30) consecutive trading days (an "automatic conversion event"). Following the occurrence of an automatic conversion event, at our request and expense, the trustee will mail or cause to be mailed to each holder notice (the "automatic conversion notice") of the automatic conversion event, which notice will specify the date designated by us for the automatic conversion to become effective (such effective date, the "automatic conversion date"). The automatic conversion date will be no less than three (3) business days after the date of the automatic conversion notice. If such automatic conversion date is after a record date but on or prior to the corresponding interest payment date, however, then the interest payable on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

        We will adjust the conversion rate if any of the following events occurs:

  •
  we issue common stock as a dividend or distribution on our common stock;

  •
  we issue to all holders of common stock certain rights or warrants to purchase our common stock at a price per share that is less than the then current market price of our common stock, as defined in the indenture;

  •
  we subdivide or combine our common stock;

  •
  we pay a cash dividend to all holders of our common stock, or distribute shares of our capital stock, evidences of indebtedness or assets, including cash and securities but excluding rights, warrants and common stock dividends or distributions specified above; provided, however, that if we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing sales prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such distribution on the Nasdaq Global Select Market or such other national or regional exchange or market on which the securities are then listed or quoted; or

  •
  we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock to the extent that the cash and value of any another consideration included in the payment per share of common stock exceeds the current market price per share of common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        If we distribute cash to holders of our common stock, then the conversion rate will be increased so that it equals the rate determined by multiplying the conversion rate in effect on the record date with respect to the cash distribution by a fraction, (1) the numerator of which will be the current market price of a share of our common stock on the record date, and (2) the denominator of which will be the same price of a share on the record date less the per share amount of the distribution. "Current market price" means the average of the daily sale prices per share of common stock for the ten consecutive trading days ending on the earlier of the date of determination and the day before the "ex date" with respect to the distribution requiring such computation. For purpose of this paragraph, the term "ex date," when used with respect to any distribution, means the first date on which our common stock trades, regular way, on the relevant exchange or in the relevant market from which the closing sale price was obtained without the right to receive such distribution.

        If we have a rights plan in effect upon conversion of the notes into common stock, a holder will receive, in addition to the common stock, the rights under the rights plan unless the rights have separated from the common stock at the time of conversion, in which case the conversion rate will be adjusted as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or assets as described above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

        In the case of the following events (each, a "business combination"):

  •
  any reclassification of our common stock;

  •
  a consolidation, merger or combination involving us; or

  •
  a sale or conveyance to another person or entity of all or substantially all of our property and assets;

in which holders of our common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of a holder's notes such holder will be entitled to receive the same type of consideration which such holder would have been entitled to receive if such holder had converted the notes into our common stock immediately prior to such business combination (without giving effect to any adjustment to the conversion rate with respect to a business combination constituting a change in control as described in "—Make Whole Premium upon Change of Control"), except that such holders will not receive a make whole premium if such holder does not convert its notes "in connection with" the relevant change in control. In the event holders of our common stock have the opportunity to elect the form of consideration to be received in such business combination, we will make adequate provision whereby the notes shall be convertible from and after the effective date of such business combination into the form of consideration received in such business combination by holders of the greatest number of shares of common stock who made a given election with respect to the form of consideration. We may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of notes to convert its notes into shares of our common stock prior to the effective date of the business combination.

        A holder may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of any taxable distribution to holders of common stock or in certain other situations requiring a conversion rate adjustment. See "Material U.S. Federal Tax Considerations."

        We may, from time to time, increase the conversion rate if our board of directors has made a determination that this increase would be in our best interests. Any such determination by our board will be conclusive. In addition, we may increase the conversion rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Material U.S. Federal Tax Considerations."

        We will not be required to make an adjustment in the conversion rate unless the adjustment would require a change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate; provided that, all such carried forward adjustments shall be made at the time we notify holders of notes of a designated event or an automatic conversion event. Except as described above and under "—Make Whole Premium upon Change of Control", we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

Sinking Fund

        There is no sinking fund for the notes.

Purchase at Option of Holders upon a Designated Event

        If a designated event occurs as set forth below, each holder of notes will have the right to require us to purchase for cash all of such holder's notes, or any portion of those notes that is equal to $1,000 or a whole multiple of $1,000, on the date specified by us that is not later than 30 business days after the date we give notice of the designated event, at a purchase price equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the designated event purchase date. If such designated event purchase date is after a record date but on or prior to an interest payment date, however, then the interest payable on such date will be paid to the person in whose name the note is registered at the close of business on the relevant record date.

        Within 30 days after the occurrence of a designated event, we are required to give notice to all holders of record of notes, as provided in the indenture, stating among other things, the occurrence of a designated event and of their resulting purchase right. We must also deliver a copy of our notice to the trustee.

        In order to exercise the purchase right upon a designated event, a holder must deliver prior to the designated event purchase date a designated event purchase notice stating among other things:

  •
  if certificated notes have been issued, the certificate numbers of the notes to be delivered for purchase;

  •
  the portion of the principal amount of notes to be purchased, in integral multiples of $1,000; and

  •
  that the notes are to be purchased by us pursuant to the applicable provisions of the notes and the indenture.

        If the notes are not in certificated form, a holder's designated event purchase notice must comply with appropriate DTC procedures.

        A holder may withdraw any designated event purchase notice by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the designated event purchase date. The notice of withdrawal must state:

  •
  the principal amount of the withdrawn notes;

  •
  if certificated notes have been issued, the certificate numbers of the withdrawn notes; and

  •
  the principal amount, if any, of the notes which remains subject to the designated event purchase notice.

        In connection with any purchase offer in the event of a designated event, we will, if required under applicable law:

  •
  comply with the provisions of Rule 13e-4, Rule 14e-1, and any other tender offer rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which may then be applicable; and

  •
  file a Schedule TO or any other required schedule under the Exchange Act.

        Payment of the designated event purchase price for a note for which a designated event purchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent prior to the designated event purchase date. Payment of the designated event purchase price for the note will be made promptly following the later of the designated event purchase date or the time of delivery of the note.

        If the trustee or other paying agent appointed by us holds money sufficient to pay the aggregate designated event purchase price of the note, then, immediately after the designated event purchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not book-entry transfer of the note has been made or the note has been delivered to the trustee or paying agent, and all other rights of the holder will terminate, other than the right to receive the designated event purchase price upon delivery of the note. A "designated event" will be deemed to occur upon a change in control or a termination of trading.

        A "change in control" will be deemed to have occurred when:

  •
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of our Voting Stock than such other person or group (for purposes of this bullet point, such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

  •
  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of our Voting Stock (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity) and (2) a termination of trading shall have occurred; or

  •
  our consolidation or merger with or into any other person, any merger of another person into us, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all our assets and the assets of our subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly-owned subsidiary or one or more Permitted Holders) shall have occurred, other than

  1.
  any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of our capital stock and (b) pursuant to which holders of our capital stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or

  2.
  any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing our jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

  •
  during any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors (together with any new directors whose election or appointment by such board or whose nomination for election by our shareholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of our board of directors then in office; or

  •
  our shareholders shall have approved any plan of liquidation or dissolution.

        "Permitted Holders" means the members of our Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) at least 66 2/3% of the total voting power of the Voting Stock of such person.

        "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

        "Capital Stock" of any person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

        The definition of change in control includes a phrase relating to the sale, assignment, lease, transfer or conveyance of "all or substantially all" of our assets or our assets and those of our subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase notes as a result of a sale, assignment, transfer, lease, or conveyance of less than all of our assets and those of our subsidiaries may be uncertain.

        A "termination of trading" will be deemed to have occurred if our common stock (or other common stock into which the notes are then convertible) is not listed for trading on a U.S. national securities exchange.

        Rule 13e-4 under the Exchange Act requires the dissemination of information to security holders if an issuer tender offer occurs and may apply if the repurchase option becomes available to holders of the notes. We will comply with this rule to the extent applicable at that time.

        We may, to the extent permitted by applicable law, at any time purchase the notes in the open market or by tender at any price or by private agreement. Any note purchased by us (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in (a), will be surrendered to the trustee for cancellation. Any notes surrendered to the trustee may not be reissued or resold and will be canceled promptly.

        No notes may be purchased by us at the option of holders upon the occurrence of a designated event if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the designated event purchase price with respect to the notes.

Make Whole Premium upon Change of Control

        If a change in control described in the second or third bullet point of the definition of change in control set forth above under "—Purchase at Option of Holders upon a Designated Event" occurs, we will pay, to the extent described below, a make-whole premium if a holder converts such holder's notes in connection with any such transaction by increasing the conversion rate applicable to such notes if and as required below; provided, however, that we will not pay a make-whole premium if a change in control described in the third bullet point of the definition of change in control occurs and 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the change in control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the NYSE Alternext or approved for trading on a Nasdaq market and as a result of such transaction or transactions the notes become convertible solely into such common stock and other consideration payable in such transaction or transactions.

        A conversion of the notes by a holder will be deemed for these purposes to be "in connection with" a change in control if the conversion notice is received by the conversion agent on or subsequent to the date 10 trading days prior to the date announced by us as the anticipated effective date of the change in control but before the close of business on the business day immediately preceding the related designated event purchase date. Any make whole premium will have the effect of increasing the amount of any cash, securities or other assets otherwise due to holders of notes upon conversion.

        Any increase in the applicable conversion rate will be determined by reference to the table below and is based on the date on which the change in control becomes effective (the "effective date") and the price (the "stock price") paid per share of our common stock in the transaction constituting the change in control. If holders of our common stock receive only cash in the transaction, the stock price shall be the cash amount paid per share of our common stock. Otherwise, the stock price shall be equal to the average closing sale price per share of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date.

        The following table sets forth the additional number of shares, if any, of our common stock issuable upon conversion of each $1,000 principal amount of notes in connection with such a change in control, as specified above.

Make-Whole Premium Upon a Change in Control

	Effective Date
Stock Price on Effective Date	On or before January 15, 2009	January 15, 2010	January 15, 2011	January 15, 2012	January 15, 2013
$0.87	593.8697	593.8697	593.8697	593.8697	593.8697
1.00	484.0124	452.7214	444.4444	444.4444	444.4444
1.25	347.2444	313.6596	274.2036	244.4444	244.4444
1.50	261.6078	231.3678	189.6671	139.2131	111.1111
1.75	202.2347	177.3582	139.2799	84.3673	15.8730
2.00	157.8529	138.5164	106.5924	55.2309	0.0000
2.25	122.8267	108.4227	83.1916	39.5227	0.0000
2.50	94.0600	83.7336	64.7528	30.2024	0.0000
2.75	69.7750	62.6677	49.1055	23.4888	0.0000
3.00	49.0634	44.4091	35.3288	17.6264	0.0000
3.50	17.4062	15.8687	13.0099	7.0350	0.0000
4.00	0.0000	0.0000	0.0000	0.0000	0.0000

        The actual stock price and effective date may not be set forth on the table, in which case:

  •
  if the actual stock price on the effective date is between two stock prices on the table or the actual effective date is between two effective dates on the table, the amount of the conversion rate adjustment will be determined by a straight-line interpolation between the adjustment amounts set forth for such two stock prices or such two effective dates on the table based on a 360-day year, as applicable.

  •
  if the stock price on the effective date equals or exceeds $4.00 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

  •
  if the stock price on the effective date is less than $0.87 per share (subject to adjustment as described below), no adjustment in the applicable conversion rate will be made.

        The stock prices set forth in the first column of the table above will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The conversion rate adjustment amounts set forth in the table above will be adjusted in the same manner as the conversion rate other than by operation of an adjustment to the conversion rate by virtue of the make whole premium as described above.

        The additional shares, if any, or any cash delivered to satisfy our obligations to holders that convert their notes in connection with a change in control will be delivered upon the later of the settlement date for the conversion and promptly following the effective date of the change in control transaction.

        Our obligation to deliver the additional shares, or cash to satisfy our obligations, to holders that convert their notes in connection with a change in control could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

        Notwithstanding the foregoing, in no event will the conversion rate exceed 1,149.4252 per $1,000 principal amount of notes, which maximum amount is subject to adjustments in the same manner as the conversion rate as set forth under "—Conversion Rights".

Limitation on Liens

        We will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of our properties or assets, whether owned at the issue date of the notes or thereafter acquired, without making effective provision for securing the notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the notes, prior to) the obligations so secured for so long as such obligations are so secured.

        "Lien" means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by us of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

        "Specified Indebtedness" means (A) our 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012, 9% Convertible Senior Discount Notes due 2013 and (B) any of our indebtedness for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or any guarantee thereof (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under section 4(2) of the Securities Act or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act). For the avoidance of doubt, "Specified Indebtedness" shall not include indebtedness among us or our subsidiaries or among our subsidiaries.

        The foregoing restrictions shall not apply to: (i) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (b) such Lien does not extend to or cover any other property; and (ii) Liens to secure debt incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (i) or this clause (ii) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of debt so secured is not increased.

        "Acquired Debt" means, with respect to any specified person, (i) debt of any other person existing at the time such person merges with or into or consolidates with such specified person and (ii) debt secured by a Lien encumbering any property acquired by such specified person, which debt in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

Merger and Consolidation

        The indenture will provide that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into, or effect a share exchange with (whether or not we are the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets as an entirety or substantially as an entirety to another corporation, person or entity unless:

  •
  either (i) we shall be the surviving or continuing corporation or (ii) the entity or person formed by or surviving any such consolidation, merger or share exchange (if other than us) or the entity or person which acquires by sale, assignment, transfer, lease, conveyance or other disposition our properties and assets substantially as an entirety (x) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and (y) assumes the due and punctual payment of the principal of, premium, if any, and interest on all the notes and the performance of each of our covenants under the notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

  •
  immediately after such transaction no default or event of default exists; and

  •
  we or such successor person shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture comply with the indenture and that all conditions precedent in the indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our subsidiaries, the capital stock of which individually or in the aggregate constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

        Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with the foregoing, the successor person formed by such consolidation or share exchange or into which we are merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise our right and power, under the indenture with the same effect as if the successor had been named as us in the indenture, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under the indenture and the notes.

Events of Default and Remedies

        An event of default is defined in the indenture as being:

          (1)   default in payment of the principal of, or premium, if any, on the notes;

          (2)   default for 30 days in payment of any installment of interest on the notes;

          (3)   default in the payment of the designated event payment in respect of the notes on the date for such payment or failure to provide timely notice of a designated event;

          (4)   default by us for 60 days after notice in the observance or performance of any other covenants in the indenture;

          (5)   default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our material subsidiaries (or the payment of which is guaranteed or secured by us or any of our material subsidiaries), which default

    •
    is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or

    •
    results in the acceleration of such indebtedness prior to its express maturity, without such acceleration being rescinded or annulled,

  and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a payment default or the maturity of which has been so accelerated, aggregates $25.0 million or its foreign currency equivalent or more and such payment default is not cured or such acceleration is not annulled within 10 days after notice;

          (6)   failure by us or any of our material subsidiaries to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25.0 million or its foreign currency equivalent, which judgments are not stayed, bonded or discharged within 60 days after their entry;

          (7)   certain events involving our bankruptcy, insolvency or reorganization or that of any of our material subsidiaries; or

          (8)   default by us with respect to our obligation to deliver when due all shares of common stock deliverable upon conversion of the notes, which default continues for 5 business days.

        If an event of default (other than an event of default specified in clause (7) with respect to us) occurs and is continuing, then and in every such case the trustee, by written notice to us, or the holders of not less than 25% in aggregate principal amount of the then outstanding notes, by written notice to us and the trustee, may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all the notes then outstanding to be due and payable. Upon such declaration, such principal amount, premium, if any, and accrued and unpaid interest will become immediately due and payable, notwithstanding anything contained in the indenture or the notes to the contrary. If any event of default specified in clause (7) occurs with respect to us, all unpaid principal of, premium, if any, and accrued and unpaid interest on the notes then outstanding will automatically become due and payable, without any declaration or other act on the part of the trustee or any holder of notes.

        Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. A holder of a note will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

  •
  such holder has previously given the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of the notes have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

  •
  the trustee has not started such proceeding within 30 days after receiving the request; and

  •
  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the notes during those 30 days.

        Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless such holders have offered to the trustee security or an indemnity reasonably satisfactory to it against any cost, expense or liability. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. If a default or event of default occurs and is continuing and is known to the trustee, the indenture requires the trustee to mail a notice of default or event of default to each holder within 90 days of the occurrence of such default or event of default. However, the trustee may withhold from the holders notice of any continuing default or event of default (except—a default or event of default in the payment of principal of, premium, if any, or interest on the notes) if it determines in good faith that withholding notice is in their interest. The holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may rescind any acceleration of the notes and its consequences if all existing events of default (other than the nonpayment of principal of, premium, if any, and interest on the notes that has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission will affect any subsequent default or event of default or impair any right consequent thereto.

        Except as provided in the next sentence, the holders of a majority in aggregate principal amount of the notes then outstanding may, on behalf of the holders of all the notes, waive any past default or event of default under the indenture and its consequences, except default in the payment of principal of, premium, if any, or interest on the notes (other than the nonpayment of principal of, premium, if any, and interest that has become due solely by virtue of an acceleration that has been duly rescinded as provided above) or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of all holders of notes.

        We are required to deliver to the trustee annually a statement regarding compliance with the indenture and we are required, upon becoming aware of any default or event of default, to deliver to the trustee a statement specifying such default or event of default.

Global Notes; Book-Entry; Form

        We will issue the notes in the form of one or more global securities. The global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. A holder will hold such holder's beneficial interests in the global security directly through DTC if such holder has an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.

        DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the underwriters, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited will be designated by the underwriters. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

        Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

        So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, a holder will not be entitled to have the notes represented by the global security registered in such holder's name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action. Additionally, in such case, the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        We will make payments of principal of and interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

        We expect that DTC or its nominee, upon receipt of any payment of principal of or interest on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of

DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

        DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Modifications and Waiver

        Modifications and amendments to the indenture or to the terms and conditions of the notes may be made, and noncompliance by us may be waived, with the written consent of the holders of not less than a majority in aggregate principal amount of the notes at the time outstanding (including consents obtained in connection with a tender offer or exchange offer for notes). However, the indenture, including the terms and conditions of the notes, may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purpose of, among other things:

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  adding to our covenants for the benefit of the holders of notes;

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  surrendering any right or power conferred upon us;

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  providing for conversion rights of holders of notes if any reclassification or change of our common stock or any consolidation, merger or sale of all or substantially all of our assets occurs;

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  reducing the conversion price;

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  curing any ambiguity or correcting or supplementing any defective or inconsistent provision contained in the indenture, or making any other changes in the provisions of the indenture which we and the trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the indenture of the holders of notes;

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  complying with the requirements regarding merger or transfer of assets;

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  evidencing and providing for the acceptance of the appointment under the indenture of a successor trustee;

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  adding guarantees with respect to the notes;

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  complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

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  securing the notes; or

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  providing for uncertificated notes in addition to the certificated notes.

        Notwithstanding the foregoing, no modification or amendment to, or any waiver of, any provisions of the indenture may, without the written consent of the holder of each note affected:

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  change the stated maturity of the principal of (or premium, if any, on) or any installment of interest on, any note;

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  reduce the principal amount of, or interest on, any note or alter the provisions of the indenture or notes with respect to the purchase of notes at the option of the holders upon a designated event in a manner adverse to the holders;

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  change the currency or currencies, currency unit or units or composite currency or currencies in which any note or any premium or the interest thereon is payable;

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  waive a default or event of default in the payment of principal of or premium, if any, or interest on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes then outstanding and a waiver of the payment default that resulted from such acceleration) or of a designated event payment;

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  make any change in the provisions of the indenture relating to waivers of past defaults or events of default or the rights of holders of notes to receive payments of principal of, premium, if any, or interest on the notes;

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  make any adverse change to the abilities of holders of notes to enforce their rights under the indenture;

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  impair the right to institute suit for the enforcement of any payment on or with respect to, any note;

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  except as permitted by the indenture governing the notes, increase the conversion price or modify the provisions of the indenture relating to conversion of the notes in a manner adverse to the holders, or otherwise impair the right of holders to convert their notes, upon the terms established pursuant to or in accordance with the provisions of the indenture; or

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  reduce the percentage in aggregate principal amount of the outstanding notes necessary to modify or amend the indenture or to waive any past default.

Satisfaction and Discharge

        We may discharge our obligations under the indenture while notes remain outstanding, subject to certain conditions, if all outstanding notes become due and payable at their scheduled maturity within one year and we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity. We will remain obligated to issue shares of our common stock upon conversion of the notes until such maturity date as described under "—Conversion Rights," but we will not be obligated to give any notice of, or otherwise make any payment or delivery in connection with any designated event.

Governing Law

        The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Reports

        For so long as the indentures governing any of our outstanding 6.0% Convertible Subordinated Notes due 2009, 11.5% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2010, 2.875% Convertible Senior Notes due 2010, 10.0% Convertible Senior Notes due 2011, 5.25% Convertible Senior Notes due 2011, 3.5% Convertible Senior Notes due 2012 or 9% Convertible Senior Discount Notes due 2013 (collectively, the "Reporting Indentures") contain a provision with respect to our obligation to file with the trustee certain information, documents and reports that are substantially identical to the requirements set forth directly below, we will:

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  file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Securities and Exchange Commission (the "SEC") may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if we are not required to file information, documents or reports pursuant to either of such sections of the Exchange Act, then we will file with the trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

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  file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by us with the conditions and covenants of the indenture governing the notes as may be required from time to time by such rules and regulations; and

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  transmit by mail to the holders of notes, within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act of 1939, such summaries of any information, documents and reports required to be filed by us pursuant to the immediately preceding two bullet points as may be required by rules and regulations prescribed from time to time by the SEC.

        From and after the date on which none of the Reporting Indentures contain a provision with respect to our obligation to file with the trustee certain information, documents and reports that are substantially identical to the requirements set forth directly above, we will file with the trustee and the SEC such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant to the Trust Indenture Act of 1939; provided that any such information, documents or reports required to be filed with the SEC will be filed with the trustee within 15 days after the same is actually filed with the SEC.

Information Concerning the Trustee and Transfer Agent

        The Bank of New York Mellon, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the notes. The trustee is the trustee under the indentures relating to our other debt securities. The trustee, the transfer agent or their affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

No Recourse Against Others

        None of our directors, officers, employees, shareholders or affiliates, as such, shall have any liability or any obligations under the notes or the indenture or for any claim based on, in respect of or by reason of such obligations or the creation of such obligations. Each holder by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for the notes.

Resale Registration Rights

        We have agreed with two investors, Fairfax Financial Holdings and Southeastern Asset Management, to use our reasonable best efforts to file, within 20 days after the issuance of the notes, at our expense, a shelf registration statement with respect to the resale by those investors of the notes, the common stock issuable upon conversion of the notes and other of our securities beneficially owned by those investors.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        The following is a summary of certain material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and of the common stock into which the notes may be converted. This summary:

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  does not purport to be a complete analysis of all the potential tax considerations that may be relevant to holders in light of their particular circumstances or discuss the effect of any applicable state, local, foreign or other tax laws;

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  is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, published rulings and procedures of the Internal Revenue Service (the "IRS") and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change at any time, possibly with retroactive effect;

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  deals only with holders that will hold the notes and common stock as "capital assets" within the meaning of Section 1221 of the Code;

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  does not address tax considerations applicable to investors that may be subject to special tax rules, such as partnerships and other pass-through entities, banks, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies, Foreign Holders (as defined below) that own, or have owned, actually or constructively, more than 5% of our common stock or more than 5% of the fair market value of the notes, or persons that will hold the notes or common stock as a position in a hedging transaction, "straddle" or conversion transaction for tax purposes or persons deemed to sell the notes or common stock under the constructive sale provisions of the Code; and

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  discusses only the tax considerations applicable to the investors in the notes who purchase the notes pursuant to, and at the offering price on the cover of, this prospectus supplement and does not discuss the tax considerations applicable to subsequent purchasers of the notes.

        We have not sought, nor will seek, any ruling from the IRS with respect to matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

        Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.

        As used herein, the term "U.S. Holder" means a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes:

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  an individual that is a citizen or resident of the United States;

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  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

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  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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  a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person.

        A "Foreign Holder" is any beneficial owner of the notes or common stock that is for U.S. federal income tax purposes:

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  a nonresident alien;

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  a foreign corporation; or

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  a foreign estate or trust.

U.S. Holders

Interest

        A U.S. Holder generally will include interest on a note as ordinary income at the time such interest is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Redemption of the Notes

        Upon the sale, exchange or redemption of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income) and (2) such U.S. Holder's adjusted tax basis in the note.

        The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a U.S. Holder will be long-term capital gain or loss if the notes were held for more than one year. Long term capital gain of a non-corporate U.S. Holder is eligible for a reduced rate of tax. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in "—Adjustments to Conversion Rate" below.

Adjustments to Conversion Rate

        The conversion rate of the notes is subject to adjustment under certain circumstances, as described under "Description of the Notes—Conversion Rights." Holders of the notes may be treated as having received a deemed distribution, resulting in dividend treatment (as described below) to the extent of our current or accumulated earnings and profit, if, and to the extent that, certain adjustments in the conversion rate (or certain other corporate transactions) increase the proportionate interest of a holder of the notes in the fully diluted common stock (particularly an adjustment to reflect a taxable dividend to holders of common stock), whether or not such holder ever exercises its conversion privilege. Moreover, if there is not a full adjustment to the conversion rate of the notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, such increase may be treated as a deemed distribution on common stock of such holders, taxable as described below under "—Distributions on Common Stock".

Conversion of the Notes

        A U.S. Holder generally will not recognize any gain or loss upon conversion of a note into common stock except with respect to cash or other property received either as a portion of the consideration for the note or in lieu of a fractional share of common stock. A U.S. Holder's tax basis in the common stock received on conversion of a note for common stock will be the same as such U.S. Holder's adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the common stock received on conversion will generally include the holding period of the note converted. However, to the extent that any common stock received upon conversion is considered attributable to accrued interest not previously included in income by the U.S. Holder, it will be taxable as ordinary income. A U.S. Holder's tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.

        If a U.S. Holder receives a combination of our common stock and cash or other property upon conversion (and such cash is not merely received in lieu of a fractional share of common stock), the holder will generally be required to recognize gain in an amount equal to the lesser of (i) the cash payment or the value of such other property (less the amount attributable to accrued and unpaid interest) or (ii) the excess of the fair market value of the common stock and the cash payment or such other property (excluding the amount attributable to accrued and unpaid interest) received upon conversion over the holder's adjusted tax basis in the notes. The holder generally will not be able to recognize any loss. The holder's tax basis in the common stock received will be the same as the holder's tax basis in the note, increased by the amount of gain recognized, if any, and reduced by the amount of the cash payment or the value of the other property received (less the amount attributable to accrued and unpaid interest).

        Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the U.S. Holder's adjusted tax basis in the fractional share, and will be taxable as described below under "—Sale or Exchange of Common Stock." The holder's tax basis in the fractional share of common stock will be a proportionate part of the holder's adjusted tax basis in the common stock received upon conversion, as described above.

Distributions on Common Stock

        Distributions, if any, paid or deemed paid on the common stock (or deemed distributions on the notes as described above under "—Adjustments to Conversion Rate") generally will be treated as dividends and includable in the income of a U.S. Holder as ordinary income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends paid to U.S. Holders that are individuals are currently taxed at the rates applicable to long-term capital gains if the holder meets certain holding period and other requirements. Dividends paid to U.S. Holders that are U.S. corporations may qualify for the dividends received deduction if the holder meets certain holding period and other requirements. Distributions on shares of common stock that exceed our current and accumulated earnings and profits will be treated first as a non-taxable return of capital, reducing the holder's basis in the shares of common stock. Any such distributions in excess of the holder's basis in the shares of common stock generally will be treated as capital gain from a sale or exchange of such stock.

Sale or Exchange of Common Stock

        Upon the sale or exchange of common stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received upon the sale or exchange and (2) such U.S. Holder's adjusted tax basis in the common stock. The holder's adjusted tax basis in the common stock received upon conversion will be determined in the manner described above under "—Conversion of the Notes." The deductibility of capital losses is subject to limitations. Any capital gain or loss recognized by a holder will be long-term capital gain or loss if the common stock was held for more than one year. Long-term capital gain of a non-corporate U.S. Holder is eligible for a reduced rate of tax.

Foreign Holders

Interest

        Payments of interest on a note to a Foreign Holder will not be subject to U.S. federal withholding tax provided that:

          (1)   the Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all of our classes of stock entitled to vote (treating, for such purpose, notes held by a Foreign Holder as having been converted into our common stock);

          (2)   the Foreign Holder is not a controlled foreign corporation that is related to us through stock ownership; and

          (3)   the Foreign Holder of the note, under penalties of perjury, provides its name and address and certifies (on IRS Form W8-BEN) that it is not a U.S. person.

        For purposes of this summary, we refer to this exemption of interest from U.S. federal withholding tax as the "Portfolio Interest Exemption." The gross amount of payments to a Foreign Holder of interest that does not qualify for the Portfolio Interest Exemption and that is not effectively connected to a U.S. trade or business of that Foreign Holder will be subject to U.S. federal withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to eliminate or reduce such withholding.

        A Foreign Holder generally will be subject to tax in the same manner as a U.S. Holder with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business by the Foreign Holder in the United States and, if an applicable tax treaty so provides, such payment is attributable to a permanent establishment maintained in the United States by such Foreign Holder. Such effectively connected income received by a Foreign Holder that is a corporation may in certain circumstances be subject to an additional "branch profits" tax at a 30% rate or, if applicable, a lower treaty rate. Foreign Holders should consult their own tax advisors regarding any applicable income tax treaties. To claim the benefit of a tax treaty or to claim exemption from withholding because the interest income is effectively connected with a U.S. trade or business, the Foreign Holder must provide a properly executed Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest.

Sale, Exchange or Redemption of the Notes or our Common Stock

        A Foreign Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale or exchange of the notes or our common stock unless:

          (1)   the Foreign Holder is an individual who was present in the United States for 183 days or more during the taxable year, and certain other conditions are met;

          (2)   the gain is effectively connected with the conduct of a trade or business of the Foreign Holder in the United States and, if an applicable tax treaty so provides, such gain is attributable to an office or other permanent establishment maintained in the United States by such Foreign Holder; or

          (3)   we are or have been a U.S. real property holding corporation, as defined below, at any time within the five-year period preceding the disposition or the non-U.S. holder's holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

        Generally, a corporation is a U.S. real property holding corporation if the fair market value of its U.S. real property interests, as defined in the Code and applicable regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We may be, or may prior to a non-U.S. holder's disposition of common stock become, a U.S. real property holding corporation.

Conversion of the Notes

        In general, no U.S. federal income tax or withholding tax will be imposed upon the conversion of a note into common stock by a Foreign Holder except (1) to the extent the common stock is considered attributable to accrued interest not previously included in income, which may be taxable under the rules set forth in "—Interest," or (2) with respect to the receipt of cash by Foreign Holders upon conversion of a note where any of the conditions described in (1), (2) or (3) above under "—Sale, Exchange or Redemption of the Notes" is satisfied.

  Distributions on Common Stock

        Dividends, if any, paid or deemed paid on the common stock (or deemed dividends on the notes as described above under "—Adjustments to Conversion Rate") to a Foreign Holder, excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Foreign Holder, will be subject to U.S. federal withholding tax at a 30% rate, or lower rate provided under any applicable income tax treaty. Except to the extent that an applicable tax treaty otherwise provides, a Foreign Holder will be subject to tax in the same manner as a U.S. Holder on dividends paid or deemed paid that are effectively connected with the conduct of a trade or business in the United States by the Foreign Holder. If such Foreign Holder is a foreign corporation, it may in certain circumstances also be subject to a U.S. "branch profits" tax on such effectively connected income at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Contingent Payments

        In certain circumstances, we may be obligated to pay holders amounts in excess of stated interest and principal payable on the notes. Our obligation to make payments of the make-whole premium may implicate the provisions of Treasury Regulations relating to contingent payment debt instruments, or CPDIs. We intend to take the position that the notes are not treated as CPDIs because of these payments. Assuming such position is respected, a U.S. Holder would be required to include in income the amount of any such payments as additional consideration for U.S. federal income tax purposes. If the IRS successfully challenged this position, and the notes were treated as CPDIs because of such payments, U.S. Holders might, among other things, be required to accrue interest income at higher rates than the interest rates on the notes and to treat any gain recognized on the sale or other disposition of a note as ordinary income rather than as capital gain. Purchasers of notes are urged to consult their tax advisors regarding the possible application of the CPDI rules to the notes.

Information Reporting and Backup Withholding

        Information returns may be filed with the IRS and backup withholding tax may be collected in connection with payments of principal, premium, if any, and interest on a note, dividends on common stock and payments of the proceeds of the sale of a note or common stock by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or our paying agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.

        In addition, a Foreign Holder may be subject to U.S. backup withholding tax on these payments unless such Foreign Holder complies with certification procedures to establish that such Foreign Holder is not a U.S. person. The certification procedures required by a Foreign Holder to claim the exemption from withholding tax on interest (described above in "—Interest") will generally satisfy the certification requirements necessary to avoid the backup withholding tax as well.

        Backup withholding tax is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.

 PLAN OF DISTRIBUTION

        The price of the notes offered hereby was determined through negotiations between us and the initial purchasers of the notes.

        We will pay all of the expenses incident to the offering and sale of the notes. Such expenses are estimated to be approximately $1 million, which include the fees of one counsel to the investors up to a maximum of $50,000.

        The investors who have agreed to purchase notes from us will not be obligated to purchase the notes under the purchase agreement relating to the notes unless investors purchase at least $373 million in aggregate principal amount of notes. In addition, if we do not purchase any of the 2009 Notes pursuant to the Offer for such Tender Offer Notes, the obligation of one group of affiliated investors to purchase notes in this offering will be reduced and in that case the total aggregate principal amount of notes offered in the offering would be $373,800,000. See "Use of Proceeds." Furthermore, if the offering of the notes has not been consummated on or prior to January 31, 2009 (other than as a result of a breach of the purchase agreement for the sale of the notes by the investors), we must pay to those investors who have agreed to deposit the purchase price for their notes into escrow a termination fee equal to $2,000,000 in the aggregate.

        On November 19, 2007 we entered into a standstill agreement with Southeastern Asset Management, Inc., one of the investors who has agreed to purchase the notes, pursuant to which Southeastern agreed for a period ending on February 18, 2011, that it would not, without the consent of the majority of our entire board of directors (excluding representatives or designees of Southeastern) (1) purchase a material amount of our assets or the assets of any of our subsidiaries, (2) purchase any voting stock or securities exchangeable for or convertible into voting stock, or (3) enter into any arrangements that would cause a "change of control" of Level 3. In connection with this offering, on the date of this prospectus supplement, we have granted Southeastern a waiver under the standstill agreement so that Southeastern could purchase a portion of the notes being offered hereunder.

LEGAL MATTERS

        Certain legal matters with respect to the legality of the notes offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at NASDAQ Operations, in Washington, D.C.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of this offering:

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2007;

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  Quarterly reports on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;

  •
  Current reports on Form 8-K and 8-K/A filed March 11, 2008, March 19, 2008, March 26, 2008, May 23, 2008, June 6, 2008, October 15, 2008 and October 15, 2008 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure);

  •
  Proxy Statement filed on April 4, 2008 for the 2008 Annual Meeting of Stockholders; and

  •
  Registration statements on Forms 8-A/A filed March 31, 1998 and June 10, 1998.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Vice President, Investor Relations
Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

        You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

Level 3 Communications, Inc.
Debt Securities
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts and Stock Purchase Units
Subscription Rights
Common Stock

Level 3 Financing, Inc.
Debt Securities

Guarantees of Debt Securities of Level 3 Financing, Inc. by Level 3 Communications, Inc. and
Level 3 Communications, LLC

Level 3 Communications, Inc. may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

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  preferred stock;

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  depositary shares;

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  warrants;

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  stock purchase contracts and stock purchase units;

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  subscription rights; and

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  common stock.

        These securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities may be senior or subordinated.

        Level 3 Financing, Inc. may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described in this prospectus. The debt securities of Level 3 Financing, Inc. may be fully and unconditionally guaranteed by Level 3 Communications, Inc. and, upon receipt of any regulatory approvals, Level 3 Communications, LLC, as described in this prospectus or a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.

        The securities described in this prospectus may be issued in one or more series or issuances. We will provide specific terms of these securities and their offering prices in supplements to this prospectus. You should carefully read this prospectus and any prospectus supplement carefully before you invest in any of these securities.

        Our common stock is quoted on the Nasdaq Global Select Market under the symbol LVLT. The closing price of our common stock on the Nasdaq Global Select Market was $1.05 per share on October 31, 2008. None of the other securities offered by this prospectus are currently publicly traded.

        See "Risk Factors" on page 4 for a discussion of matters that you should consider before investing in these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 4, 2008.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering (each, a "prospectus supplement"). The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus or any prospectus supplement, as well as the information we have previously filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        Unless otherwise indicated or except where the context otherwise requires, references in this prospectus to "Parent" means Level 3 Communications, Inc. References to "Financing" mean Level 3 Financing, Inc. References to "Level 3 LLC" mean Level 3 Communications, LLC. References to "we," "us," "our," the "Company" or similar terms and "Level 3" mean Parent together with its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available at NASDAQ Operations, in Washington, D.C.

        The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") until we sell all of the securities:

  •
  Annual report on Form 10-K for the fiscal year ended December 31, 2007;

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  Quarterly reports on Form 10-Q for the quarter ended March 31, 2008 and June 30, 2008;

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  Current reports on Form 8-K filed March 11, 2008, March 19, 2008, March 26, 2008, May 23, 2008, June 6, 2008, October 15, 2008 and October 15, 2008 (however, we do not incorporate by reference the information under Item 7.01, Regulation FD Disclosure);

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  Proxy Statement filed on April 4, 2008 for the 2008 Annual Meeting of Stockholders; and

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  Registration statements on Forms 8-A/A filed March 31, 1998 and June 10, 1998.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Vice President, Investor Relations
Level 3 Communications, Inc.
1025 Eldorado Boulevard
Broomfield, Colorado 80021
(720) 888-1000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

INFORMATION REGARDING FORWARD LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act, and information that is based on the beliefs of our management as well as assumptions made by and information currently available to us. When we use the words "anticipate", "believe", "plan", "estimate" and "expect" and similar expressions in this prospectus, as they relate to us or our management, we are intending to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially depending on a variety of factors discussed in our filings with the SEC and under "Risk Factors." These forward-looking statements include, among others, statements concerning:

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  our communications business, its advantages and our strategy for continuing to pursue our business;

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  anticipated development and launch of new services in our business;

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  anticipated dates on which we will begin providing certain services or reach specific milestones in the development and implementation of our business strategy;

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  growth of the communications industry;

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  expectations as to our future revenue, margins, expenses, cash flows and capital requirements; and

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  other statements of expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

        These forward-looking statements are subject to risks and uncertainties, including financial, regulatory, environmental, industry growth and trend projections, that could cause actual events or results to differ materially from those expressed or implied by the statements. The most important factors that could prevent us from achieving our stated goals include, but are not limited to, our failure to:

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  integrate strategic acquisitions;

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  increase the volume of traffic on our network;

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  defend our intellectual property and proprietary rights;

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  successfully complete commercial testing of new technology and information systems to support new services;

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  develop new services that meet customer demands and generate acceptable margins;

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  attract and retain qualified management and other personnel; and

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  meet all of the terms and conditions of our debt obligations.

        Except as required by applicable law and regulations, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Further disclosures that we make on related subjects in our additional filings with the SEC should be consulted.

ABOUT THE REGISTRANTS

        The following highlights information about the registrants and our business contained elsewhere or incorporated by references in this prospectus. It is not complete and does not contain all of the information that you should consider before investing in any of our securities. To fully understand our business, you should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.

Level 3 Communications, Inc.

        Parent, through its operating subsidiaries, engages primarily in the communications business. Parent was incorporated in Delaware in 1941.

        Level 3 is a facilities based provider (that is, a provider that owns or leases a substantial portion of the plant, property and equipment necessary to provide its services) of a broad range of integrated communications services. Level 3 has created its communications network generally by constructing its own assets, but also through a combination of purchasing and leasing other companies and facilities. Level 3's network is an advanced, international, facilities-based communications network. Level 3 designed its network to provide communications services, which employ and take advantage of rapidly improving underlying optical, Internet Protocol, computing and storage technologies.

Level 3 Financing, Inc.

        Financing is a wholly owned subsidiary of Parent, incorporated in Delaware in 1990. Financing is a holding company that holds, directly or indirectly, all of the outstanding equity interests of Parent's other subsidiaries, including Level 3 LLC.

Level 3 Communications, LLC

        Level 3 LLC is a wholly owned subsidiary of Parent organized in Delaware in 1997. Level 3 LLC is Parent's principal operating subsidiary.

Recent Events

        On October 23, 2008, Level 3 announced results for its third quarter ended September 30, 2008. Consolidated revenue was $1.07 billion for the third quarter 2008, compared to $1.06 billion for the third quarter 2007. Second quarter 2008 consolidated revenue was $1.09 billion. Core Communications Services revenue, which includes Level 3's Core Network Services and Wholesale Voice Services, was $964 million in the third quarter 2008, a 6 percent increase over $909 million in the third quarter 2007. Level 3's Other Communications Service revenue, which includes Level 3's SBC Contract Services revenue, declined 33 percent in the third quarter 2008 to $90 million, compared to $134 million in the third quarter 2007. Other Communications Services revenue, which includes SBC Contract Services revenue, was $100 million in the second quarter 2008. Level 3 reported a net loss for the third quarter of $120 million, or $0.08 per share, compared to a net loss of $174 million, or $0.11 per share for the third quarter 2007. For the second quarter 2008, the net loss was $33 million, or $0.02 per share, which included a $96 million, or $0.06 per share, gain on the sale of Level 3's Vyvx Advertising Distribution business.

        Level 3's results of operations and financial condition for the quarter ended September 30, 2008 are unaudited and reflect any adjustments necessary, in management's opinion, for a fair presentation of such information. Level 3's results for the quarter ended September 30, 2008 are not necessarily indicative of its results for the year ending December 31, 2008.

Current Organizational Structure

        The following organizational chart shows a simplified structure of Level 3 and only depicts certain of Parent's subsidiaries.

(1)
These other subsidiaries are owned at multiple levels.

The principal executive offices of each of Parent, Financing and Level 3 LLC are located at 1025 Eldorado Boulevard, Broomfield, Colorado 80021 and our telephone number is (720) 888-1000. Our website is located at www.level3.com. The information on our website is not part of this prospectus.

RISK FACTORS

        Before you invest in our securities, you should carefully consider the risks involved. These risks include, but are not limited to:

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  the risks described in our annual report on Form 10-K filed with the SEC on February 29, 2008 and our quarterly reports on Form 10-Q filed with the SEC on May 12, 2008 and August 11, 2008, which are incorporated by reference in this prospectus; and

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  any risks that may be described in other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The ratio of earnings to fixed charges for each of the periods indicated was as follows:

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—	—

        For this ratio, earnings consist of earnings (loss) before income taxes, minority interest and discontinued operations plus fixed charges (excluding capitalized interest but including amortization of capitalized interest). Fixed charges consist of interest expensed and capitalized, plus the portion of rent expense under operating leases deemed by us to be representative of the interest factor. We had deficiencies of earnings to fixed charges of $185 million for the six months ended June 30, 2008, $813 million for the six months ended June 30, 2007, $1,068 million for the fiscal year ended December 31, 2007, $720 million for the fiscal year ended December 31, 2006, $634 million for the fiscal year ended December 31, 2005, $409 million for the fiscal year ended December 31, 2004 and $681 million for the fiscal year ended December 31, 2003.

USE OF PROCEEDS

        Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be used for working capital, capital expenditures, refinancing existing indebtedness, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments.

DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities of Parent and the debt securities of Financing. For purposes of this Description of Debt Securities, references to the issuer means either Parent or Financing, as applicable, and not any of their respective subsidiaries. The applicable prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities.

        The debt securities will be the issuer's direct unsecured general obligations and may include debentures, notes, bonds and/or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between the issuer and The Bank of New York Mellon, formerly known as The Bank of New York, as trustee. Senior debt securities will be issued under a senior indenture, and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are called indentures.

        We have summarized selected provisions of the indentures below. The summary is not complete. We have also filed the forms of the indentures as exhibits to the registration statement. You should read the applicable indenture for provisions that may be important to you before you buy any debt securities.

General Terms of Debt Securities

        The debt securities issued under each indenture may be issued without limit as to aggregate principal amount, in one or more series. Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. Any trustee under any of the indentures may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to that series.

        If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of those trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each of those trustees only with respect to the one or more series of debt securities for which it is trustee.

        A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering and that series. These terms will contain some or all of the following:

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  the title of the debt securities;

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  any limit on the aggregate principal amount of the debt securities;

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  the purchase price of the debt securities, expressed as a percentage of the principal amount;

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  the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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  if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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  if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest shall be calculated if other than that of a 360 day year of twelve 30-day months;

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  the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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  if the issuer will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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  the terms and conditions of any sinking fund or other similar provisions obligating the issuer or permitting a holder to require the issuer to redeem or purchase all or any portion of the debt securities prior to final maturity;

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  the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars;

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  whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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  any additions or changes to the events of default in the respective indentures;

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  any additions or changes with respect to the other covenants in the respective indentures;

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  in the case of Parent debt securities, the terms and conditions, if any, upon which those debt securities may be convertible into common stock or preferred stock of Parent;

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  whether the debt securities will be issued in certificated or book-entry form;

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  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations of the debt securities if other than $1,000 and multiples of $1,000;

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  the applicability of the defeasance and covenant defeasance provisions of the applicable indenture; and

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  any other terms of the debt securities consistent with the provisions of the applicable indenture.

        Debt securities may be issued under each indenture as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and multiples of $1,000.

Certificated Securities

        Except as otherwise stated in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities. The issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange of those debt securities.

Book-Entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with the depositary identified in the applicable prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominee or their respective successors are permitted.

        Unless otherwise stated, The Depository Trust Company ("DTC"), New York, New York will act as depositary for each series of global securities. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.

        DTC has provided the following information to us. DTC is a:

  •
  limited-purpose trust company organized under the New York Banking Law;

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  a banking organization within the meaning of the New York Banking Law;

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  a member of the U.S. Federal Reserve System;

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  a clearing corporation within the meaning of the New York Uniform Commercial Code; and

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  a clearing agency registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, in deposited securities through electronic computerized book-entry changes in the direct participant's accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediately available funds to DTC's nominee as the registered owner of the global securities. The issuer and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer.

        Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary;

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  DTC ceases to be a registered clearing agency and a successor depositary is not appointed by the issuer within 90 days; or

  •
  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the trustee of its decision.

Merger

        The issuer generally may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation if:

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  the issuer is the continuing corporation; or

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  the issuer is not the continuing corporation, the successor corporation, expressly assumes all payments on all the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture; and

  •
  neither the issuer nor the successor corporation is in default immediately after the transaction under the applicable indenture.

Events of Default, Notice and Waiver

        Senior indenture. Each senior indenture provides that the following are events of default with respect to any series of senior debt securities under that indenture:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

  •
  default in making a sinking fund payment required for any debt security of that series;

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer or its property; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        The senior trustee generally may withhold notice to the holders of any series of debt securities of any default with respect to that series if it considers the withholding to be in the interest of those holders. However, the senior trustee may not withhold notice of any default in the payment of the principal of, or premium, if any, or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of senior debt securities occurs and is continuing, the senior trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration. However, they may only do so if all events of default, other than the non-payment of accelerated principal or specified portion of accelerated principal, with respect to debt securities of that series have been cured or waived.

        Holders of a majority in principal amount of any series of outstanding senior debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of senior debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, the issuer must file with the senior trustee a statement, signed by specified of its officers, stating whether those officers have knowledge of any default under the senior indenture.

        Except with respect to its duties in case of default, the senior trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding senior debt securities, unless those holders have offered the senior trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the applicable senior indenture, the holders of a majority in principal amount of any series of the outstanding debt securities issued thereunder may direct any proceeding for any remedy available to the senior trustee, or the exercising of any of the senior trustee's trusts or powers.

        Subordinated indenture. Each subordinated indenture provides that the following are events of default with respect to any series of subordinated debt securities:

  •
  default for 30 days in the payment of any interest on any debt security of that series;

  •
  default in the payment of the principal of or premium, if any, on any debt security of that series at its maturity;

  •
  default in making a sinking fund payment required for any debt security of that series;

  •
  certain events relating to the bankruptcy, insolvency or reorganization of the issuer or its property; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        The subordinated trustee generally may withhold notice to the holders of any series of subordinated debt securities of any default with respect to that series if it considers the withholding to be in the interest of the holders. However, the subordinated trustee may not withhold notice of any default in the payment of the principal of or premium, if any or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series.

        If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the subordinated trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series immediately due and payable. Subject to certain conditions, the holders of a majority in principal amount of outstanding debt securities of that series may rescind and annul that acceleration.

        However, they may only do so if all events of default with respect to debt securities of that series have been cured or waived. Holders of a majority in principal amount of any series of the outstanding subordinated debt securities may, subject to some limitations, waive any past default with respect to that series and the consequences of the default. The prospectus supplement relating to any series of subordinated debt securities which are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default. Within 120 days after the close of each fiscal year, the issuer must file with the subordinated trustee a statement, signed by specified officers of the issuer, stating whether such officers have knowledge of any default under the subordinated indenture.

        Except with respect to its duties in case of default, the subordinated trustee is not obligated to exercise any of its rights or powers at the request or direction of any holders of any series of outstanding subordinated debt securities, unless those holders have offered the subordinated trustee reasonable security or indemnity. Subject to those indemnification provisions and limitations contained in the applicable subordinated indenture, the holders of a majority in principal amount of any series of the outstanding subordinated debt securities may direct any proceeding for any remedy available to the subordinated trustee, or the exercising of any of the subordinated trustee's trusts or powers.

Modification of the Indentures

         Senior indenture.    Modifications and amendments of a senior indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under that senior indenture which are affected by the modification or amendment. However, the holder of each affected senior debt security must consent to any modification or amendment of the senior indenture that:

  •
  changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

  •
  reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  adversely affects any right of repayment of the holder of that debt security;

  •
  changes the place of payment where, or the currency in which, any payment on that debt security is payable;

  •
  impairs the right to institute suit to enforce any payment on or with respect to that debt security; or

  •
  reduces the percentage of outstanding debt securities of any series necessary to modify or amend that senior indenture or to waive compliance with some of its provisions or defaults and their consequences.

        The issuer and the senior trustee may amend a senior indenture without the consent of the holders of any senior debt securities issued thereunder in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to the issuer and the assumption by the successor of its covenants contained in that senior indenture;

  •
  to secure the securities; and

  •
  to cure any ambiguity, to correct or supplement any provision in that senior indenture which may be inconsistent with any other provision of that senior indenture.

         Subordinated indenture.    Modifications and amendments to a subordinated indenture may be made only, subject to some exceptions, with the consent of the holders of a majority in aggregate principal amount of all outstanding debt securities under that subordinated indenture which are affected by the modification or amendment. However, the holder of each affected subordinated debt security must consent to any modification or amendment of the subordinated indenture that:

  •
  changes the stated maturity of the principal of, or the premium, if any, or any installment of interest on, that debt security;

  •
  reduces the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security;

  •
  reduces the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy;

  •
  adversely affects any right of the repayment of the holder of that debt security;

  •
  changes the place of payment where, or the currency in which, any payment on that debt security is payable;

  •
  impairs the right to institute suit to enforce any payment on or with respect to that debt security; or

  •
  reduces the percentage of outstanding debt securities of any series necessary to modify or amend that subordinated indenture or to waive compliance with some of its provisions or defaults and their consequences.

        The issuer and the subordinated trustee also may amend a subordinated indenture without the consent of the holders of any subordinated securities issued thereunder in certain limited circumstances, such as:

  •
  to evidence the succession of another entity to the issuer and the assumption by the successor of its covenants contained in that subordinated indenture;

  •
  to secure the securities; and

  •
  to cure any ambiguity, to correct or supplement any provision in that subordinated indenture which may be inconsistent with any other provision of that subordinated indenture.

Defeasance and Covenant Defeasance

        When the issuer establishes a series of debt securities, it may provide that that series is subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer may elect either:

  •
  to defease and be discharged from, subject to some limitations, all of its obligations with respect to those debt securities; or

  •
  to be released from its obligations to comply with specified covenants relating to those debt securities as described in the applicable prospectus supplement.

        To effect that defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the relevant trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on those debt securities and any mandatory sinking fund or analogous payments on those debt securities.

        On such a defeasance, the issuer will not be released from obligations:

  •
  to pay additional amounts, if any, upon the occurrence of some events;

  •
  to register the transfer or exchange of those debt securities;

  •
  to replace some of those debt securities;

  •
  to maintain an office relating to those debt securities;

  •
  to hold moneys for payment in trust will not be discharged.

        To establish such a trust the issuer must, among other things, deliver to the relevant trustee an opinion of counsel to the effect that the holders of those debt securities:

  •
  will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Government obligations mean generally securities which are:

  •
  direct obligations of the U.S. or of the government which issued the foreign currency in which the debt securities of a particular series are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

  •
  obligations of an agency or instrumentality of the U.S. or of the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

        In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.

        If the issuer effects covenant defeasance with respect to any debt securities, the amount on deposit with the relevant trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity. However, those debt securities may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities at the time of the acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Senior Debt Securities

        Senior debt securities are to be issued under a senior indenture. Each series of senior debt securities will constitute senior indebtedness of the issuer and will rank equally with each other series of senior debt securities under that indenture and other senior indebtedness of the issuer. All subordinated debt, including, but not limited to, all subordinated securities, will be subordinated to the senior debt securities and other senior indebtedness.

Subordination of Subordinated Securities

         Subordinated indenture.    Payments on the subordinated securities of an issuer will be subordinated to the issuer's senior indebtedness, whether outstanding on the date of the subordinated indenture or incurred after that date. At June 30, 2008, Parent's aggregate senior indebtedness was approximately $1,637 million and Financing's aggregate senior indebtedness was approximately $4,209 million. The applicable prospectus supplement for each issuance of subordinated securities will specify the aggregate amount of the issuer's outstanding indebtedness as of the most recent practicable date that would rank senior to and equally with the offered subordinated securities.

         Ranking.    No class of subordinated securities of an issuer is subordinated to any other class of subordinated debt securities of that issuer. See "Subordination provisions" below.

         Subordination provisions.    If any of certain specified events occur, the holders of an issuer's senior indebtedness must receive payment of the full amount due on the senior indebtedness of that issuer, or that payment must be duly provided for, before that issuer may make payments on the subordinated securities. These events are:

  •
  any distribution of the issuer's assets upon its liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described above under "Merger";

  •
  the occurrence and continuation of a payment default on any senior indebtedness of the issuer; or

  •
  a declaration of the principal of any series of the issuer's subordinated securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

        However, if the event is the acceleration of any series of an issuer's subordinated securities, only the holders of that issuer's senior indebtedness outstanding at the time of the acceleration of those subordinated securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer makes payments on the subordinated securities.

        As a result of the subordination provisions, some of an issuer's general creditors, including holders of that issuer's senior indebtedness, may recover more, ratably, than the holders of that issuer's subordinated securities in the event of insolvency.

Definition of Senior Indebtedness

        Senior indebtedness of an issuer means the following indebtedness or obligations of that issuer:

  •
  the principal of, premium, if any, and unpaid interest on indebtedness for money borrowed; and

  •
  obligations associated with derivative products.

        However, indebtedness or obligations are not senior indebtedness if the instrument by which the issuer becomes obligated for that indebtedness or those obligations expressly provides that that indebtedness or those obligations are junior or pari passu in right of payment to any other of the issuer's indebtedness or obligations.

Convertible Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Parent that will be convertible into common stock or preferred stock of Parent.

        The holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of common stock or preferred stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert a portion of the convertible debt security which is $1,000 principal amount or any multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder's exercise of that option.

        In certain events, the conversion price or rate will be subject to adjustment as specified in the applicable indenture. For debt securities convertible into common stock, those events include:

  •
  the issuance of shares of common stock as a dividend on the common stock;

  •
  subdivisions and combinations of common stock;

  •
  the issuance to all holders of common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its current per share market price; and

  •
  the distribution to all holders of common stock of:

  (1)
  shares of Parent's capital stock, other than common stock;

  (2)
  evidence of Parent's indebtedness or assets excluding cash dividends or distributions paid from the issuer's retained earnings; or

  (3)
  subscription rights or warrants other than those referred to above.

        No adjustment of the conversion price or rate will be required in any of these cases unless an adjustment would require a cumulative increase or decrease of at least 1% in that price or rate. Fractional shares of common stock will not be issued upon conversion. In place of fractional shares, Parent will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, convertible debt securities convertible into common stock surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount equal to the interest payment on the surrendered convertible debt security. However, that payment does not have to accompany convertible debt securities surrendered for conversion if those convertible debt securities have been called for redemption during that period.

        The adjustment provisions for debt securities convertible into shares of preferred stock will be determined at the time of an issuance of debt securities and will be described in the applicable prospectus supplement.

Guarantees

        If the applicable prospectus supplement relating to a series of debt securities of Financing provides that those debt securities will have the benefit of a guarantee by Parent and/or (upon receipt of all required regulatory approvals) Level 3 LLC, then such debt securities will be fully and unconditionally guaranteed by Parent and/or Level 3 LLC, as applicable. The guarantees will be general obligations of each guarantor. The guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which any guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. PREFERRED STOCK

        This section describes the general terms and provisions of Parent's preferred stock. The applicable prospectus supplement will describe the specific terms of the preferred stock offered through that prospectus supplement as well as any general terms described in this section that will not apply to those shares of preferred stock.

        Parent has summarized certain selected terms of the preferred stock in this section. The summary is not complete. You should read Parent's restated certificate of incorporation that is an exhibit to its Current Report on Form 8-K filed with the SEC on May 23, 2008 and the certificate of designation relating to the applicable series of the preferred stock that it will file with the SEC for additional information before you buy any preferred stock.

General

        Parent's restated certificate of incorporation and Delaware General Corporation Law gives its board of directors the authority, without further stockholder action, to issue a maximum of 10,000,000 shares of preferred stock. The board of directors has the authority to fix the following terms with respect to shares of any series of preferred stock:

  •
  the designation of the series;

  •
  the number of shares to comprise the series;

  •
  the dividend rate or rates payable with respect to the shares of the series;

  •
  the redemption price or prices, if any, and the terms and conditions of any redemption;

  •
  the voting rights;

  •
  any sinking fund provisions for the redemption or purchase of the shares of the series;

  •
  the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable; and

  •
  any other relative rights, preferences and limitations pertaining to the series.

        The preferred stock will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

  •
  the designation, stated value and liquidation preference of that series of the preferred stock and the number of shares offered;

  •
  the initial public offering price at which the shares will be issued;

  •
  the dividend rate or rates or method of calculation of dividends, the dividend periods, the date or dates on which dividends will be payable and whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange provisions;

  •
  the procedures for any auction and remarketing, if any, of that series of preferred stock;

  •
  whether interests in that series of preferred stock will be represented by Parent depositary shares; and

  •
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of that series of preferred stock.

        When Parent issues shares of preferred stock against payment for the shares, they will be fully paid and nonassessable. This means that the full purchase price for those shares will have been paid and the holders of those shares will not be assessed any additional monies for those shares. Holders of preferred stock will have no preemptive rights to subscribe for any additional securities that Parent may issue.

        Because Parent is a holding company, its rights and the rights of holders of its securities, including the holders of preferred stock, to participate in the distribution of assets of any of its subsidiaries upon its liquidation or recapitalization will be subject to the prior claims of its creditors and preferred stockholders. Parent will not be structurally subordinated to the extent it is a creditor with recognized claims against the subsidiary or is a holder of preferred stock of the subsidiary.

Dividends

        The holders of the preferred stock will be entitled to receive dividends, if declared by Parent's board of directors out of its assets that it can legally use to pay dividends. The prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used for determining the dividend rate for each dividend period. Parent will pay dividends to the holders of record as they appear on its stock books on the record dates fixed by its board of directors. The applicable prospectus supplement will specify whether dividends will be paid in the form of cash, preferred stock or common stock.

        The applicable prospectus supplement will also state whether dividends on any series of preferred stock are cumulative or noncumulative. If Parent's board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period. In those circumstances, Parent will not be obligated to pay the dividend accrued for that period, whether or not dividends on such preferred stock are declared or paid on any future dividend payment dates.

        Parent's board of directors may not declare and pay a dividend on any of its stock ranking, as to dividends, equal with or junior to any series of preferred stock unless full dividends on that series have been declared and paid, or declared and sufficient money is set aside for payment. Until either full dividends are paid, or are declared and payment is set aside, on preferred stock ranking equal as to dividends, then:

  •
  Parent will declare any dividends pro rata among the preferred stock of each series and any preferred stock ranking equal to the preferred stock as to dividends; in other words, the dividends it declares per share on each series of such preferred stock will bear the same relationship to each other that the full accrued dividends per share on each such series of the preferred stock bear to each other;

  •
  other than such pro rata dividends, Parent will not declare or pay any dividends or declare or make any distributions upon any security ranking junior to or equal with the preferred stock as to dividends or upon liquidation, except dividends or distributions paid for with securities ranking junior to the preferred stock as to dividends and upon liquidation; and

  •
  Parent will not redeem, purchase or otherwise acquire or set aside money for a sinking fund for any securities ranking junior to or equal with the preferred stock as to dividends or upon liquidation except by conversion into or exchange for stock junior to the preferred stock as to dividends and upon liquidation.

        Parent will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

        Preferred stock may be redeemable, in whole or in part, at Parent's option, and may be subject to mandatory redemption through a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed preferred stock will become authorized but unissued shares of preferred stock that Parent may issue in the future.

        If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that Parent will redeem each year and the redemption price. If preferred stock is redeemed, Parent will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. In the case of any noncumulative series of preferred stock, accrued and unpaid dividends will not include any accumulation of dividends for prior dividend periods. The applicable prospectus supplement will also specify whether Parent will pay the redemption price in cash or other property. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of Parent's capital stock, the terms of that preferred stock may provide for its automatic conversion upon the occurrence of certain events. These events include if no capital stock has been issued or if the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due.

        If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, Parent's board of directors will determine the number of shares to be redeemed. Parent may redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by Parent's board of directors.

        Even though the terms of a series of preferred stock may permit redemption of shares of preferred stock in whole or in part, if any dividends, including accumulated dividends, on that series are past due:

  •
  Parent will not redeem any preferred stock of that series unless it simultaneously redeems all outstanding shares of preferred stock of that series; and

  •
  Parent will not purchase or otherwise acquire any preferred stock of that series.

        The prohibition discussed in the prior sentence will not prohibit Parent from purchasing or acquiring preferred stock of that series through a purchase or exchange offer if it makes the offer on the same terms to all holders of that series.

        Unless the applicable prospectus supplement specifies otherwise, Parent will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed, between 30 to

60 days prior to the date fixed for redemption. Parent will mail the notices to the holders' addresses as they appear on its stock records. Each notice will state:

  •
  the redemption date;

  •
  the number of shares and the series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and

  •
  the date when the holders' conversion rights, if any, will terminate.

        If Parent redeems fewer than all shares of any series of the preferred stock held by any holder, it will also specify the number of shares to be redeemed from the holder in the notice.

        If Parent has given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

  •
  the dividends on the preferred stock called for redemption will no longer accrue;

  •
  such shares will no longer be considered outstanding; and

  •
  the holders will no longer have any rights as stockholders except to receive the redemption price.

        When the holders of these shares surrender the certificates representing these shares, in accordance with the notice, the redemption price described above will be paid out of the funds Parent provides. If fewer than all the shares represented by any certificate are redeemed, a new certificate will be issued representing the unredeemed shares without cost to the holder of those shares.

Conversion or Exchange Rights

        The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

Rights Upon Liquidation

        Unless the applicable prospectus supplement states otherwise, if Parent liquidates, dissolves or winds up its business, the holders of shares of each series of the preferred stock will be entitled to receive:

  •
  liquidation distributions in the amount stated in the applicable prospectus supplement; and

  •
  all accrued and unpaid dividends whether or not earned or declared.

        Parent will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with that series of preferred stock as to liquidating distributions, out of its assets available for distribution to stockholders. These payments will be made before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

        If Parent liquidates, dissolves or winds up its business and the assets available for distribution to the holders of the preferred stock of any series and any other shares of its stock ranking equal with that series as to liquidating distributions are insufficient to pay all amounts to which the holders are entitled, then it will only make pro rata distributions to the holders of all shares ranking equal as to liquidating distributions. This means that the distributions Parent pays to these holders will bear the same relationship to each other that the full distributable amounts for which these holders are respectively entitled upon liquidation of its business bear to each other.

        After Parent pays the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of Parent's remaining assets.

Voting Rights

        Except as indicated below or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of preferred stock will not be entitled to vote.

        If Parent fails to pay dividends on any shares of preferred stock for six consecutive quarterly periods, the holders of those shares of preferred stock, voting separately as a class with all other series of preferred stock upon which the same voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to the board of directors. This may be done at a special meeting called by the holders of record of at least 20% of those shares of preferred stock or the next annual meeting of stockholders and at each subsequent meeting until:

  •
  in the case of a series of preferred stock with cumulative dividends, all dividends accumulated on that series of preferred stock for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment of these dividends has been set aside for payment; or

  •
  in the case of a series of noncumulative preferred stock, four consecutive quarterly dividends on that series of noncumulative preferred stock have been fully paid or declared and a sum sufficient for the payment of these dividends has been set aside for payment.

        In this case, the entire board of directors will be increased by two directors.

        So long as any shares of preferred stock remain outstanding, unless Parent receives the consent of the holders of any outstanding series of preferred stock as specified below, it will not:

  •
  authorize, issue or increase the authorized amount of, any capital stock ranking prior to the outstanding series of preferred stock as to dividends or liquidating distributions;

  •
  reclassify any capital stock into any shares with this kind of prior ranking;

  •
  authorize or issue any obligation or security that represents the right to purchase any capital stock with this kind of prior ranking; or

  •
  amend or alter the provisions of its restated certificate of incorporation, so as to materially and adversely affect any right, preference, privilege or voting power of that series of preferred stock or the holders of that series of preferred stock.

        This consent must be given by the holders of at least two-thirds of each series of all outstanding preferred stock described in the preceding sentence, voting separately as a class. Parent will not be required to obtain this consent with respect to the actions relating to changes to its restated certificate of incorporation, however, if it only:

  •
  increases the amount of the authorized preferred stock or any outstanding series of preferred stock or any of its other capital stock; or

  •
  creates and issues another series of preferred stock or any other capital stock; and

  •
  in either case, this preferred stock ranks equal with or junior to the outstanding preferred stock as to dividends and liquidating distributions.

 DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. DEPOSITARY SHARES

        This section describes the general terms and provisions of shares of Parent preferred stock represented by depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.

        Parent has summarized in this section certain terms and provisions of the deposit agreement, the depositary shares and the receipts representing depositary shares. The summary is not complete. You should read the forms of deposit agreement and depositary receipt that Parent has filed with the SEC for additional information before you buy any depositary shares that represent preferred stock of that series.

General

        Parent may issue depositary receipts evidencing the depositary shares. Each depositary share will represent a fraction of a share of preferred stock. Shares of preferred stock of each class or series represented by depositary shares will be deposited under a separate deposit agreement among Parent, the preferred stock depositary and the holders of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the preferred stock represented by those depositary shares. Those rights include any dividend, voting, conversion, redemption and liquidation rights. Immediately following Parent's issuance and delivery of the preferred stock to the preferred stock depositary, it will cause the preferred stock depositary to issue the depositary receipts on its behalf.

Dividends and Other Distributions

        The preferred stock depositary will distribute all dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts in proportion to the number of depositary receipts owned by those holders.

        If there is a distribution other than in cash, the preferred stock depositary will distribute property it receives to the entitled record holders of depositary receipts. However, if the preferred stock depositary determines that it is not feasible to make that distribution, the preferred stock depositary may, with Parent's approval, sell the property and distribute the net proceeds from this sale to the holders of depositary shares.

Withdrawal of Stock

        If a holder of depositary receipts surrenders the depositary receipts at the corporate trust office of the preferred stock depositary, the holder will be entitled to receive the number of shares of the preferred stock and any money or other property represented by those depositary shares. However, the holder will not be entitled to receive these shares and related assets if the related depositary shares have previously been called for redemption or converted or exchanged into other securities of Parent. Holders of depositary receipts will be entitled to receive whole or fractional shares of the preferred stock on the basis of the proportion of preferred stock represented by each depositary share specified in the applicable prospectus supplement. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to receive depositary shares in exchange for shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that is more than the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will issue the holder a new depositary receipt evidencing this excess number of depositary shares at the same time.

Redemption of Depositary Shares

        Whenever Parent redeems shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of that redemption date the number of depositary shares representing shares of the preferred stock so redeemed. However, Parent must have paid in full the redemption price of the preferred stock to be redeemed plus any accrued and unpaid dividends on the preferred stock to the preferred stock depositary.

        The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the preferred stock depositary pro rata or by lot or another equitable method. In each case, Parent will determine the method for selecting the depositary shares.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of the related depositary receipts will cease, except the right to receive money or other property that the holders of the depositary receipts were entitled to receive upon such redemption. These payments will be made when the holders surrender their depositary receipts to the preferred stock depositary.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the preferred stock depositary as to how the preferred stock underlying the holder's depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock.

        The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares according to these instructions. Parent will agree to take all reasonable action deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote the preferred stock in that manner. The preferred stock depositary will not vote shares of preferred stock for which it does not receive specific instructions from the holders of depositary shares representing that preferred stock. The preferred stock depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.

Exchange of Preferred Stock

        Whenever Parent exchanges all of the shares of preferred stock held by the preferred stock depositary for debt securities or common stock, the preferred stock depositary will exchange as of that exchange date all depositary shares representing all of the shares of the preferred stock exchanged for debt securities or common stock. However, Parent must have issued and deposited with the preferred stock depositary debt securities or common stock for all of the shares of the preferred stock to be exchanged.

        The exchange rate per depositary share will be equal to the exchange rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share, plus all money and other property, if any, represented by such depositary shares, including all accrued and unpaid dividends on the shares of preferred stock.

Conversion of Preferred Stock

        The depositary shares, as such, are not convertible or exchangeable into common stock or any of Parent's other securities or property. Nevertheless, the prospectus supplement relating to an offering of depositary shares may provide that the holders of depositary receipts may surrender their depositary receipts to the preferred stock depositary with written instructions to the preferred stock depositary to instruct Parent to cause the conversion or exchange of the preferred stock represented by these depositary shares. Parent has agreed that upon receipt of these instructions and any related amounts payable it will cause the requested conversion or exchange. If the depositary shares are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between Parent and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock requires the approval of the holders of at least two thirds of the depositary shares then outstanding.

        Parent may terminate the deposit agreement upon not less than 60 days' notice if holders of a majority of the depository shares then outstanding consent. If Parent terminates the deposit agreement, the preferred stock depositary will deliver or make available to each holder of depositary receipts that surrenders the depositary receipts it holds, the number of whole or fractional shares of preferred stock represented by the depositary shares evidenced by these depositary receipts.

        In addition, the deposit agreement will automatically terminate if:

  •
  all outstanding depositary shares are redeemed, converted or exchanged; or

  •
  there is a final distribution in respect of the related preferred stock in connection with any liquidation of Parent's business and the distribution has been distributed to the holders of the related depositary receipts.

Charges of Preferred Stock Depositary

        Parent will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Parent will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

        The preferred stock depositary may resign at any time by delivering notice to Parent. Parent also may remove the preferred stock depositary at any time. Resignations or removals will take effect upon the appointment of a successor preferred stock depositary. This successor must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

        The preferred stock depositary will forward to holders of depositary receipts any reports and communications that Parent sends to the preferred stock depositary with respect to the related preferred stock.

        Neither Parent nor the preferred stock depositary will be liable if it is prevented or delayed, by law or any circumstances beyond its control in performing its obligations under the deposit agreement. Parent's obligations and the preferred stock depositary's obligations under the deposit agreement will be limited to performance in good faith and without negligence or willful misconduct of the duties described in the deposit agreement. Neither Parent nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. Parent and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and authorized to this information and on documents believed to be genuine.

        If the preferred stock depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary will be entitled to act on the claims, requests or instructions received from Parent.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. WARRANTS

General

        Parent may issue, together with other securities or separately, warrants to purchase its debt securities, common stock, preferred stock or depositary shares. Parent will issue the warrants under warrant agreements to be entered into between it and a bank or trust company, as warrant agent, all as shall be set forth in the applicable prospectus supplement. The warrant agent will act solely as Parent's agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with such security;

  •
  the price or prices at which the warrants will be issued;

  •
  the aggregate number of warrants;

  •
  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

  •
  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

  •
  if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

  •
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

  •
  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

  •
  the maximum or minimum number of warrants which may be exercised at any time; and

  •
  information with respect to book-entry procedures, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities, shares of preferred stock, shares of Parent's common stock or depositary shares at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to those warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, Parent will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. STOCK PURCHASE CONTRACTS AND
STOCK PURCHASE UNITS

        Parent may issue stock purchase contracts, including contracts obligating holders to purchase from Parent, and obligating Parent to sell to the holders, a specified number of shares of its common stock, or its preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of (1) a stock purchase contract and (2) debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase Parent's common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require Parent to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner. The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units.

        Unless otherwise specified in the applicable prospectus supplement, the securities related to the stock purchase contracts will be pledged to a collateral agent, for Parent's benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of stock purchase contracts to purchase shares of Parent's common stock or its preferred stock under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Parent's security interest in those pledged securities.

        That security interest will be created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

        Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to Parent or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the stock purchase contract.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. SUBSCRIPTION RIGHTS

General

        Parent may issue subscription rights to purchase its debt securities, its common stock, its preferred stock, depositary shares of warrants to purchase debt securities, common stock, preferred stock or depositary shares. Parent may issue subscription rights independently or together with any other offered security. The subscription rights may or may not be transferable by the recipient of the subscription rights. In connection with any subscription rights offering to its stockholders, Parent may enter into a standby underwriting arrangement with one or more underwriters providing for the underwriter(s) to purchase any offered securities remaining unsubscribed for after the subscription rights offering. In connection with a subscription rights offering to Parent's stockholders, certificates evidencing the subscription rights and a prospectus supplement will be distributed to its stockholders on the record date for receiving subscription rights in the subscription rights offering set by use.

        The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

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  the title of the subscription rights;

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  the securities for which the subscription rights are exercisable;

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  the exercise price for the subscription rights;

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  the number of subscription rights issued to each stockholder;

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  the extent to which the subscription rights are transferable;

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  if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights;

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  any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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  the date on which the right to exercise the subscription rights will commence, and the date on which the right will expire;

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  the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

  •
  if applicable, the material terms of any standby underwriting arrangement entered into by Parent in connection with the subscription rights offering.

Exercise of Subscription Rights

        Each subscription right will entitle the holder of subscription rights to purchase for cash the principal amount of debt securities, shares of Parent's preferred stock, depositary shares, its common stock, warrants or any combination of those securities at the exercise price as will be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

        Subscription rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, Parent will, as soon as practicable, forward the securities purchasable upon such exercise. In the event that not all of the subscription rights issued in any offering are exercised, Parent may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF LEVEL 3 COMMUNICATIONS, INC. COMMON STOCK

        Parent may issue, either separately or together with other securities, shares of its common stock. Under its restated certificate of incorporation, Parent is authorized to issue up to 2,250,000,000 shares of its common stock. A prospectus supplement relating to an offering of common stock, or other securities convertible or exchangeable for, or exercisable into, common stock, will describe the relevant terms, including the number of shares offered, any initial offering price, and market price and dividend information, as well as, if applicable, information on other related securities. See "Description of Outstanding Capital Stock" below.

DESCRIPTION OF OUTSTANDING CAPITAL STOCK OF LEVEL 3 COMMUNICATIONS, INC.

        Parent has summarized some of the terms and provisions of its outstanding capital stock in this section. The summary is not complete. Parent has also filed its restated certificate of incorporation and its amended and restated by-laws as exhibits to its Current Report on Form 8-K filed with the SEC on May 23, 2008. You should read Parent's restated certificate of incorporation and its amended and restated by-laws for additional information before you purchase any of Parent's capital stock.

        As of October 31, 2008, Parent's authorized capital stock was 2,260,000,000 shares. Those shares consisted of:

  •
  2,250,000,000 shares of common stock, par value $.01 per share; and

  •
  10,000,000 shares of preferred stock, par value $.01 per share.

        As of October 31, 2008, there were 1,611,053,938 shares of common stock and no shares of preferred stock outstanding.

Common Stock

        Subject to the senior rights of preferred stock which may from time to time be outstanding, holders of common stock are entitled to receive dividends declared by the board of directors out of funds legally available for their payment. Upon dissolution and liquidation of Parent's business, holders of common stock are entitled to a ratable share of Parent's net assets remaining after payment to the holders of the preferred stock of the full preferential amounts they are entitled to. All outstanding shares of common stock are fully paid and nonassessable.

        The holders of common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock are not entitled to cumulative voting for the election of directors. They are not entitled to preemptive rights.

        The transfer agent and registrar for the common stock is Wells Fargo Bank Minnesota, N.A.

Preferred Stock

        The preferred stock has priority over the common stock with respect to dividends and to other distributions, including the distribution of assets upon liquidation. The board of directors is authorized to fix and determine the terms, limitations and relative rights and preferences of the preferred stock, to establish series of preferred stock and to fix and determine the variations as among series. The board of directors without stockholder approval could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock. Quarterly dividends per unit equal the amount of the quarterly dividend paid per share of common stock, when, as and if declared by the board of directors. The holders of units are entitled to one vote per unit, voting together with the common stock on all matters submitted to the stockholders. As of the date of this prospectus, there are no outstanding shares of preferred stock.

Anti-Takeover Provisions

        Parent currently has provisions in its restated certificate of incorporation and amended and restated by-laws that could have an anti-takeover effect. The provisions in the restated certificate of incorporation include:

  •
  a prohibition on its stockholders taking action by written consent; and

  •
  the requirement that special meetings of stockholders be called only by the board of directors or the chairman of the board.

        The amended and restated by-laws contain specific procedural requirements for the nomination of directors and the introduction of business by a stockholder of record at an annual meeting of stockholders where such business is not specified in the notice of meeting or brought by or at the discretion of the board of directors.

PLAN OF DISTRIBUTION

        We may sell the offered securities as follows:

  •
  through agents;

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  through underwriters;

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  in "at the market offerings," within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

  •
  to dealers; or

  •
  directly to one or more purchasers.

By Agents

        Offered securities may be sold through agents designated by us. Unless otherwise indicated in a prospectus supplement, the agents will use their best efforts to solicit purchases for the period of their appointment.

By Underwriters

        If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

To Dealers

        If a dealer is used in the sale, we will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

Direct Sales

        We may also sell offered securities directly to institutional investors or others. These sales may include ones made under arrangements with the investors under which we have the right to require the investors to purchase the offered securities from us from time to time at prices tied to the market price for those securities.

Delayed Delivery Contracts

        We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

  •
  that the institution's purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

  •
  that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

General Information

        Underwriters, dealers, agents and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

        The place, time of delivery and other terms of the sale of the offered securities will be described in the prospectus supplement.

LEGAL MATTERS

        Willkie Farr & Gallagher LLP, New York, New York, will issue an opinion for Parent, Financing and Level 3 LLC about the legality of the offered securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

 EXPERTS

        The consolidated financial statements of Level 3 Communications, Inc. and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, and the effectiveness of the Company's internal control over financial reporting as of December 31, 2007, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$400,000,000

LEVEL 3 COMMUNICATIONS, INC.

15% CONVERTIBLE SENIOR NOTES DUE 2013

PROSPECTUS SUPPLEMENT
(to Prospectus dated November 4, 2008)

November 17, 2008